                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                      MASTER MAINTENANCE SERVICES AGREEMENT
                                  BASE CONTRACT

      This Master Maintenance Services Agreement (the "Agreement"), dated as of March 23, 2004, is made by and between CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company ("CGC"), the companies listed on the signature pages of this Agreement (each a "Facility Owner" or the "Company") and CALPINE OPERATING SERVICES COMPANY, INC., a Delaware corporation ("Contractor").

      WHEREAS, each of the Facility Owners is an indirect wholly-owned subsidiary of CGC and is the owner of a Facility (as defined below); and

      WHEREAS, Company desires to secure the maintenance services described in this Agreement (collectively, the "Work"); and

      WHEREAS, Contractor, including its Turbine Maintenance Group division, is in the business of providing such services and desires to provide the Work in accordance with the terms and conditions contained herein; and

      WHEREAS, Company and Contractor have agreed to set forth their agreement regarding the Work to be provided for each Facility in this single Agreement, but Company and Contractor intend that this Agreement apply separately and independently to each Facility, as further described below, such that (a) except as expressly provided herein, their respective rights and obligations with respect to each Facility shall be severable, separate and distinct from their respective rights and obligations with respect to each other Facility, and (b) separate and distinct contracts exist for each Facility as between the owner of such Facility and Contractor.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Company and Contractor agree as follows:

1.0   SCOPE OF WORK.

      1.1 (a) During the Term of this Agreement, Contractor shall perform and/or provide the Work described in this Agreement with respect to some or all of the following electric generating facilities owned by the respective Facility Owners as indicated below:

                     MASTER MAINTENANCE SERVICES AGREEMENT
                                 BASE CONTRACT

        Facility                                  Facility Owner
        --------                                  --------------
   Baytown Energy Center                   Baytown Energy Center, L.P.
   Carville Energy Center                    Carville Energy LLC
   Channel Energy Center                   Channel Energy Center, L.P.
   Columbia Energy Center                    Columbia Energy LLC
Corpus Christi Energy Center             Corpus Christi Cogeneration, L.P.
   Decatur Energy Center                   Decatur Energy Center, LLC
    Delta Energy Center                     Delta Energy Center, LLC
  Freestone Energy Center                Freestone Power Generation, L.P.
 Goldendale Energy Center                  Goldendale Energy Center, LLC
Los Medanos Energy Center                Los Medanos Energy Center, LLC
    Morgan Energy Center                     Morgan Energy Center, LLC
     Oneta Energy Center                     Calpine Oneta Power, L.P.
   Pastoria Energy Center                 Pastoria Energy Facility, L.L.C.
     Zion Energy Center                          Zion Energy, LLC


This Agreement will be effective as to a particular facility as and when set forth in Section 1.2, at which time the term "Facility" as used in this Agreement shall include each such facility as to which this Agreement is effective.

            (b) This Agreement, including all exhibits and attachments, shall constitute a separate and distinct contract between each Facility Owner and Contractor with respect to the Facility owned by such Facility Owner, if this Agreement is effective with respect to such Facility. In applying this Agreement with respect to any particular Facility, "Company" shall be understood to mean the applicable Facility Owner as indicated above, and Exhibits Three and Four shall be understood to mean the particular versions of such Exhibits applicable to such Facility. The parties agree that the rights and obligations of Contractor and Company with respect to a given Facility are severable, separate and independent of the rights and obligations of Contractor and Company with respect to another Facility, and, except as expressly provided herein, events giving rise to a right to terminate this Agreement with respect to one Facility shall not entitle Company or Contractor, as applicable, to terminate this Agreement with respect to any other Facility.

            (c) If CGC sells or otherwise transfers a Facility subject to this Agreement, the Company shall have the right to terminate this Agreement with respect to such Facility and the related Facility Owner (it being understood that a sale in violation of agreements between the Company and the holders of the Secured Obligations or a foreclosure on one or more of the Facilities by the holders of the Secured Obligations does not constitute a sale by the Company for purposes of this Section 1.1 (c)). In such event, CGC, the applicable Facility Owner(s) and Contractor shall amend this Agreement to add or delete such Facility and the related Facility Owner, as applicable. If the

                     MASTER MAINTENANCE SERVICES AGREEMENT
                                 BASE CONTRACT

Company sells or otherwise transfers a Facility and elects to terminate this Agreement as provided above, this Agreement shall not apply to such Facility and the related Facility Owner from and after the effective date of such sale, and CGC, the applicable Facility Owner and Contractor will be released from all future liabilities, and will no longer have any obligations, hereunder with respect to such Facility.

      1.2 (a) Except for the Columbia Energy Center Facility, the Pastoria Energy Center Facility, the Goldendale Energy Center Facility and the third combustion turbine at the Zion Energy Center Facility, this Agreement shall only become effective with respect to a Facility when (i) Company has given Contractor not less than 30 days notice that it has elected to have this Agreement be effective with respect to such Facility, (ii) Company and Contractor have agreed on Exhibit Three for such Facility, and (iii) Company shall have either (A) terminated its maintenance services agreement with GE, Siemens or another third party maintenance services provider currently in effect with respect to such Facility, effective as of a date on or before the effective date of this Agreement with respect to such Facility, and provided evidence of such termination with the notice to Contractor under clause (i), or (B) assigned the current maintenance services agreement with GE, Siemens or such other maintenance services provider to Contractor on terms and conditions acceptable to Contractor and GE, Siemens or such other maintenance services provider, as applicable, effective as of the effective date of this Agreement with respect to such Facility. This Agreement shall become effective with respect to the Columbia Energy Center Facility, the Pastoria Energy Center Facility and the Goldendale Energy Center Facility when each such Facility achieves commercial operation and Company and Contractor have agreed on Exhibit Three for such Facility. This Agreement shall be effective with respect to the third combustion turbine at the Zion Energy Center Facility upon the execution of this Agreement.

      (b) Company and Contractor agree that the pricing to be set forth on Exhibit Three for each Facility shall be no greater than (i) with respect to the Facilities other than the Columbia, Pastoria, Goldendale Facilities and the third combustion turbine at the Zion Energy Center Facility, the comparable pricing under the maintenance services contract between Company and GE, Siemens or other maintenance services provider, as applicable, with respect to such Facility or (ii) with respect to the Columbia, Pastoria, Goldendale Facilities and the third combustion turbine at the Zion Energy Center Facility, no greater than the comparable published list pricing offered by GE, Siemens or other applicable maintenance services provider (depending on which vendor has supplied the Combustion Turbines for the applicable Facility) for the Parts and Services to be provided hereunder with respect to such Facility as of the date this Agreement becomes effective with respect to such Facility, in each case escalated in accordance with the Escalation Quotient.

      (c) Notwithstanding anything in Section 1.2(a) to the contrary, prior to the time this Agreement becomes effective with respect to the Facilities other than the Columbia Energy Center Facility, the Pastoria Energy Center Facility, the Goldendale

                     MASTER MAINTENANCE SERVICES AGREEMENT
                                 BASE CONTRACT

Energy Center Facility and the third combustion turbine at the Zion Energy Center Facility, Contractor will make the payments due under Company's currently existing maintenance services agreements with GEI and Siemens with respect to the Facilities other than the Columbia Energy Center Facility, the Pastoria Energy Center Facility, the Goldendale Energy Center Facility and the third combustion turbine at the Zion Energy Center Facility, and Company shall, subject to the limitations set forth in Section 2.2 of this Base Contract, reimburse Contractor for all such payments. It is acknowledged and agreed, however, that, until this Agreement becomes effective with respect to a given Facility, Contractor shall not be responsible for the maintenance services performed by GEI or Siemens, as applicable, with respect to such Facility or for any failures, defects, deficiencies or omissions in any parts supplied by or in any services performed by Siemens or GEI, as applicable, with respect to such Facility and that Company shall be responsible for enforcing its maintenance services agreements with Siemens and GEI.

      (d) Prior to the effective date of this agreement with respect to any Facility, Company and Contractor may enter into special agreements for the performance of certain Services, the supply or repair of certain Parts or any other matters within the scope of this Agreement on such terms and conditions as they may agree.

      1.3 This Agreement, including all exhibits and attachments, shall apply to each of the Facilities with respect to which this Agreement is effective as a separate and independent contract between Contractor and the respective Facility Owner with respect to such Facility. Nonetheless, Company and Contractor agree that they will execute individual "stand alone" agreements with respect to any Facility upon the reasonable request of either party on the same terms and conditions as are set forth in this Agreement. This Agreement shall terminate as to any Facility for which an individual contract is executed, effective as of the effective date of such individual contract.

2.0   CONTRACT PRICE AND TERMS OF PAYMENT.

      2.1 Subject to the other terms and conditions contained herein, all Work performed under this Agreement shall be performed pursuant to a Work Order issued pursuant to Parts A and B of this Agreement, and all invoices submitted by Contractor to Company for Work performed only as authorized by a Work Order.

      2.2 In addition to the limitations set forth in Section 1.2(b), for so long as CGC and the Company own the respective Facilities and are directly or indirectly wholly-owned subsidiaries of Calpine Corporation, payments by Company to Contractor hereunder shall only be made from Excess Cash Flow. On April 1 and October 1 of each year during the Term of this Agreement (each a "Calculation Date"). CGC will calculate the Excess Cash Flow for the preceding six-month period (the "Six-Month Excess Cash Flow"). The entire amount of Six-Month Excess Cash Flow will be deemed to be available to make payment of amounts due hereunder on the relevant Calculation Date. To the extent that any of the Six-Month Cash Flow has been distributed during the

                      MASTER MAINTENANCE SERVICES AGREEMENT
                                  BASE CONTRACT

applicable six-month period by CGC to any of its parent companies, it will be deemed to be a setoff against amounts due by CGC or Company to Contractor under this Agreement on the succeeding Calculation Date, and Contractor agrees such amounts shall be considered as having been paid by CGC or Company to Contractor hereunder. Any Six-Month Excess Cash Flow that has not been distributed prior to the relevant Calculation Date and is available for distribution by CGC to its parent entities will be applied on the relevant Calculation Date to the payment of amounts due under this Agreement on such Calculation Date (taking into consideration the setoff and payment of amounts due under this Agreement pursuant to the immediately preceding sentence). To the extent that available Six-Month Excess Cash Flow is insufficient to pay some or all of the amounts due from CGC or the Company to Contractor hereunder, the failure to pay such amounts shall not constitute a default hereunder, but all such unpaid amounts shall accrue, together with interest thereon at the Delayed Payment Rate, until the next Calculation Date at which time all such accrued but unpaid amounts will, subject to the application of this Section 2.2 on such Calculation Date, be due and owing on such Calculation Date. To the extent any Six-Month Excess Cash-Flow on any Calculation Date is greater than that required to pay amounts owing to Contractor under this Agreement on such Calculation Date, such excess shall not be included in the Six-Month Excess Cash Flow calculated on any future Calculation Date. The foregoing limitations on CGC's and the Company's obligations to make payments hereunder shall terminate with respect to each Facility at such time as CGC and the Company no longer own such Facility or are no longer directly or indirectly wholly-owned subsidiaries of Calpine Corporation. Any amounts which are unpaid at such time or upon the termination of this Agreement with respect to a Facility as a result of the accrual described in this Section 2.2 shall be paid (i) in equal monthly installments over the next two (2) years. Notwithstanding anything to the contrary, the Secured Parties shall be express third party beneficiaries to this Section and the defined terms used herein and this Section and such defined terms (to the extent the same are used in this Section) shall not be amended without their written consent.

      3.0 TERM. The Term of this Agreement shall commence on the date hereof and shall continue for a period of ten (10) years, unless extended by mutual agreement of Company and Contractor or terminated earlier as provided herein.

      4.0 NOTICES. All notices (including invoices) given or delivered hereunder shall be in writing and shall be deemed given upon the actual date of receipt. All notices shall be delivered personally, by facsimile or by United States mail, first class, postage prepaid, to Company and Contractor at the addresses set forth below, or to such other address as Company or Contractor may designate by like notice to the other party:

Company:    Invoices:            To the plant manager at the applicable Facility
                                 as set forth on Exhibit Five

            All other notices:   To the plant manager at the applicable Facility
                                 as set forth on Exhibit Five

                      MASTER MAINTENANCE SERVICES AGREEMENT
                                  BASE CONTRACT

                                       with a copy to:

                                       Calpine Generating Company, LLC
                                       50 West Francisco Street
                                       San Jose, California 95113
                                       Attn: General Counsel
                                       Telephone: (408) 995-5115
                                       Facsimile: (408) 995-0505

Contractor    Invoices and all other   Calpine Operating Services Company,Inc.
              notices:                 104 Woodmere Road
                                       Folsom, California 95630
                                       Attn: General Counsel
                                       Telephone: (916) 995-5115
                                       Facsimile: (916) 995-0505

      5.0 This Agreement is composed of this Base Contract, all Work Orders issued hereunder and the following attachments:

Part A         Work
Part B         Commercial Terms
Part C         General Terms and Conditions
Part D         Definitions
Exhibit One    Sample Work Order
Exhibit Two    Services Descriptions
Exhibit Three  Pricing Schedule (Parts A through G)
Exhibit Four   Warranty (Parts A through G)
Exhibit Five   Facility Data

This Agreement sets forth the full and complete agreement of the parties with respect to the subject matter hereof and supersedes any and all proposals, negotiations and representations of the parties made or had prior to the execution hereof related to the subject matter of this Agreement

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written

                      MASTER MAINTENANCE SERVICES AGREEMENT
                                  BASE CONTRACT

CALPINE GENERATING COMPANY,                        CALPINE OPERATING SERVICES
LLC                                                COMPANY, INC.

By:   /s/ Zamir Rauf                               By:   /s/ Rodney Malcolm
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   RODNEY MALCOLM
Title:  Vice President                             Title:  Authorized Signature

BAYTOWN ENERGY CENTER, L.P.                        CARVILLE ENERGY LLC

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

CHANNEL ENERGY CENTER, L.P.                        COLUMBIA ENERGY LLC

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

CORPUS CHRISTI COGENERATION,L.P.                   DECATUR ENERGY CENTER, LLC

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

DELTA ENERGY CENTER, LLC                           FREESTONE POWER GENERATION,
                                                   L.P.

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

                      MASTER MAINTENANCE SERVICES AGREEMENT
                                  BASE CONTRACT

GOLDENDALE ENERGY CENTER,                          LOS MEDANOS ENERGY CENTER,
LLC                                                LLC

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

MORGAN ENERGY CENTER,LLC                           CALPINE ONETA POWER,L.P.

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

PASTORIA ENERGY FACILITY L.L.C.                    ZION ENERGY,LLC

By:   /s/ Zamir Rauf                               By:   /s/ Zamir Rauf
      -----------------------                            -----------------------
Name:   ZAMIR RAUF                                 Name:   ZAMIR RAUF
Title:  Vice President                             Title:  Vice President

                                     PART A
                                      WORK

1. DESCRIPTION OF WORK - GENERAL. Except as otherwise expressly provided herein, Contractor shall supply all labor, supervision, materials, equipment, tools, services, testing devices, and similar items necessary for the performance of the Work as described herein.

2.    DESCRIPTION OF WORK - SPECIFIC

      2.1. The Work to be provided with respect to each Facility may include the following:

      (a)   Services described in Exhibit Two;

      (b)   New Program Parts listed on Exhibit Three relating to such Facility:

      (c)   Shop Repairs listed on Exhibit Three relating to such Facility;

      (d) Miscellaneous Hardware listed on Exhibit Three relating to such Facility;

      (e) Technical Field Advisory services listed on Exhibit Three relating to such Facility;

      (f) Program Management/Program Engineer services listed on Exhibit Three relating to such Facility; and

      (g) Such other goods and/or services as Contractor and Company may agree.

      2.2. In connection with the development of the annual operating plan and budget for each Calendar Year for each Facility pursuant to the Master Operation & Maintenance Agreement, the Program Manager and Plant Representative for such Facility will agree on the timing of Scheduled Outages and the Work to be performed under this Agreement for such Facility during such Calendar Year and will develop a list of New Program Parts, Miscellaneous Hardware, Shop Repairs and Services required in connection therewith, which shall be consistent with such annual operating plan and budget. Such Work and Scheduled Outages for each Facility shall be set forth in a separate Work Order for such Facility signed by Company and Contractor and will be priced on a cost reimbursable basis, including reasonable overhead, not to exceed (to the extent applicable) the pricing set forth on Exhibit Three relating to such Facility, as adjusted pursuant to Section 1.2(b) of the Base Contract. Unless otherwise agreed by Company and Contractor, all New Program Parts must be ordered at least eighteen
(18) months prior to their scheduled delivery date. Any Work for which the price is not specifically designated on Exhibit Three will be priced according to the "Cost Plus" section of Exhibit Three.

                                     PART A
                                      WORK

      2.3. Each Work Order shall set forth a schedule for the performance of the Work and may specify the sequence in which such Work is to be performed.

3. UNSCHEDULED AND OTHER OUTAGES

      3.1 If an Unscheduled Outage or Other Outage occurs at a Facility, then Company may and, to the extent that such Work is to be carried out pursuant to Exhibit Four (Warranty) for such Facility, shall hire Contractor under a Work Order to supply, and, if Company hires Contractor for such Work, Contractor shall supply for the Facility in question:

      (a) any additional New Program Parts for the Combustion Turbine required for such Other Outage or Unscheduled Outage of the Combustion Turbine and to the extent not covered by Contractor's Warranties, on a cost reimbursable basis, including reasonable overhead, not to exceed (to the extent applicable) the pricing set forth on Exhibit Three, Pricing Schedule, for such Facility as adjusted pursuant to Section 1.2(b) of the Base Contract;

      (b) any Miscellaneous Hardware, Shop Repairs or technical field assistance (as distinguished from other labor or services) on the Combustion Turbine required for such Other Outage or Unscheduled Outage and, to the extent not covered by Contractor's Warranties, on a cost reimbursable basis, including reasonable overhead, not to exceed (to the extent applicable) the pricing set forth on Exhibit Three, Pricing Schedule for such Facility, as adjusted by pursuant to Section 1.2(b) of the Base Contract; and

      (c) any labor services, equipment, and subcontractors necessary to remove and reinstall any Program Part(s) or Repaired Part(s), and, the extent of to the extent not covered by Contractor's Warranties, on a cost reimbursable basis, including reasonable overhead, not to exceed (to the extent applicable) the pricing set forth on Exhibit Three, Pricing Schedule for such Facility, as adjusted pursuant to Section 1.2(b) of the Base Contract.

      3.2 Contractor agrees to take prompt action in the event of any Unscheduled or Other Outage to provide the services requested or required hereunder as quickly as reasonably possible.

                                  END OF PART A
                                      WORK

                                     PART B
                                COMMERCIAL TERMS

1. WORK ORDERS

      1.1. Contractor shall perform all Work hereunder for each Facility and any additional Work agreed to by Company and Contractor pursuant to a Work Order (a sample copy of which is attached as Exhibit One), which shall describe in more detail the Work to be performed with respect to such Facility.

      1.2. Each Work Order and/or change thereto shall be mutually agreed upon and executed by Company and Contractor; provided, however, that Contractor shall enter into reasonable Work Orders related to performance of Work under its Warranties.

      1.3. In the event of conflict between any Work Order and the terms and conditions of this Agreement, the terms and conditions of this Agreement will take precedence and govern in all cases unless otherwise expressly agreed in the Work Order.

2. CONTRACT PRICE

      2.1. In consideration of the New Program Parts, Miscellaneous Hardware, Shop Repairs and Services provided by Contractor for a particular Facility, Company will pay to Contractor for all Work (as detailed in the applicable Work Order) related to such Facility on a cost reimbursable basis, including reasonable overhead, not to exceed (to the extent applicable) the pricing set forth on Exhibit Three, Pricing Schedule, as adjusted pursuant to Section 1.2(b) of the Base Contract (as so adjusted, the "Contract Priced").

                                     PART B
                                COMMERCIAL TERMS

      2.2. Taxes. The prices set forth in Exhibit Three for each Facility do not include any federal, state or local sales, use, excise, value added, gross receipts or similar taxes now or hereafter applicable to, measured by or imposed upon or with respect to the transaction. Company agrees to pay or reimburse Contractor for any taxes which Contractor or its subcontractors or vendors are required to pay in connection with the New Program Parts, Miscellaneous Hardware, Shop Repairs, Services or other Work provided hereunder.

      2.3.  Invoices.

      2.3.1. Contractor shall invoice 50% of the New Program Parts and Miscellaneous Hardware cost six (6) months prior to delivery and the balance upon delivery.

      2.3.2. All other costs for Work specified in the Work Order shall be invoiced upon completion of the Work.

      2.3.3. All invoices shall itemize the charges for services and expenses provided for in the Work Order as adjusted as adjusted by each Annual Price List agreed to by Contractor and Company, shall make specific reference to the Facility and the Work Order Number, and shall have appended thereto such supporting documentation as may be required for substantiation.

      2.4.  Payment.

      2.4.1. Subject to Section 2.2 of the Base Contract, on each Calculation Date, Company shall pay to Contractor the undisputed amount of all invoices then outstanding and unpaid that the Company has received at least fifteen (15) days prior to such Calculation Date.

      2.4.2. All payments to Contractor shall be made by wire transfer to the account designated by Contractor by written notice to Company.

      2.4.3. Any amounts owing from Contractor to Company hereunder with respect to a particular Facility may at Company's option be credited against amounts owing by Company to Contractor hereunder with respect to the same Facility.

      2.5.  Notice of Payment Disputes.

      2.5.1. Notwithstanding Company's obligations under Section 2.4 of this Part B, but subject to Section 2.6 of this Part B, if prior to the expiration of the applicable period for payment referenced in Section 2.4 of this Part B, Company disputes that the provision of any Program Parts, Miscellaneous Hardware, Shop Repairs or Services for the applicable Facility is in accordance with this Agreement, Company shall, prior to the

                                     PART B
                                COMMERCIAL TERMS

expiration of such period, provide Contractor with written notice identifying the basis for such dispute.

      2.5.2. Thereafter, the payment of such disputed amounts shall be deferred until such dispute has been resolved to the satisfaction of Company and Contractor. Any dispute which is not resolved by mutual agreement shall be resolved in accordance with Dispute Resolution in Section 30, Part C, General Terms and Conditions.

      2.6. Late Payments. If there is a dispute about any amount invoiced by Contractor, the amount not in dispute shall be promptly paid as provided herein. Any undisputed amount that is not paid when due and any disputed amount which is ultimately determined to have been payable prior to the actual date of payment shall be paid with interest, at the Delayed Payment Rate, from the date due to the date of payment.

      2.7. Payments Not Acceptance of Program Parts, Miscellaneous Hardware, Shop Repairs or Services. No payment made hereunder shall be considered or deemed to represent that Company has inspected the Program Parts, Miscellaneous Hardware, Shop Repairs or Services or checked the quality or quantity thereof and shall not be deemed or construed as approval or acceptance of any Program Parts, Miscellaneous Hardware, Shop Repairs or Services, or as a waiver of any claim or right that Company may then or thereafter have, including any warranty right.

3. BILLING

      3.1 Invoices for Work performed under the Agreement shall be clearly identified with the Facility name and Work Order number.

      3.2 Invoices shall be submitted to the address set forth in Section 4.0 of the Base Contract.

                                   END PART B
                                COMMERCIAL TERMS

                                     PART C
                          GENERAL TERMS AND CONDITIONS

         The following terms and conditions shall apply to all Services and Work Orders unless specific provision to the contrary is made in the Work Order or unless a certain provision of this Part C is not applicable to the particular scope of work provided for in the Work Order.

1.  Contractor's Obligations and Understandings.

    1.1. Contractor shall furnish all supervision, labor, and except as specified otherwise in writing, all equipment, tools, materials, services, and supplies necessary for the proper performance and timely execution of all Work in accordance with the terms of the Agreement.

    1.2. Contractor shall not be reimbursed for overtime hours without the prior written consent of the Company. Overtime compensation shall be limited to the actual cost to Contractor of the overtime portion of applicable wages, plus benefits and such other payroll burdens as are actually required and paid with respect to the overtime.

    l.3. Contractor shall not, without the express written permission of Company, bring onto any Facility or Facility Site any hazardous or toxic materials. If Contractor receives such permission, Contractor shall notify Company as to the identity, location and any suggested appropriate protective measures respecting the hazardous or toxic materials, and, further, shall provide any appropriate Material Safety Data Sheets (MSDS) for same.

2.  Changes.

        2.1 Changes. Company may, at any time by written notice to Contractor, request to alter or vary the New Program Parts, Miscellaneous Hardware, Shop Repairs or Services with respect to one or more Facilities, or make deletions thereto, or request additional New Program Parts, Miscellaneous Hardware, Shop Repairs or Services within the general scope of this Agreement for one or more Facilities, or request an alteration in the schedule for providing New Program Parts, Miscellaneous Hardware, Shop Repairs and Services for one or more Facilities (a "Change"). Contractor shall not, however, be required to accept any requested Change.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

        2.2 Change Orders. If Company requests a Change with respect to a Facility, Contractor shall promptly prepare and submit to Company an estimate of the increase or decrease, if any, in the cost of and/or time for performance of (his Agreement and any adjustment to the Contract Price and payment terms, schedule or other provisions of this Agreement that would be required by such Change, together with an explanation of the basis therefor, and shall inform Company whether, in Contractor's opinion, such Change should result in an adjustment to the price and/or payment terms stated in any Work Order for such Facility, the schedule or any other provision of this Agreement. If Company and Contractor agree on the adjustments to the Contract Price and payment terms, schedule and/or other provision of this Agreement that would be required by such Change, Company and Contractor shall enter into a written change order ("Change Order") describing in detail the Change and the agreed adjustments to the Contract Price and payment terms, Service Schedule or other provision of this Agreement.

        2.3 Authorization. No Change Order shall be of any force or effect unless executed in writing by Company and Contractor.

        2.4 Other Provisions Unaffected. Except to the extent a Change Order specifically amends one or more provisions of this Agreement with respect to one or more Facilities or in general, all provisions of this Agreement with respect to such Facilities or in general, as applicable, shall apply to all Change Orders with respect to such Facilities or in general, as applicable,, and no Change Order shall be implied as a result of any other Change Order.

        2.5 Change In Law. In the event that any change in Law or standards and codes enacted or otherwise approved after the date of this Agreement requires or makes advisable any modifications in the design of the New Program Parts, Miscellaneous Hardware, Shop Repaired Program Parts and other Services provided hereunder with respect to a Facility or in general, Company or Contractor, as the case may be, shall reasonably promptly notify the other thereof in writing upon its discovery of such change in Law or standards and codes. If any such modification is required by Law, Contractor shall make such modification and, if such modification is not so required, Contractor shall make such modification only if requested by Company (provided such modification is reasonably technically feasible). In either case, if such modification increases Contractor's cost of producing the New Program Parts, Miscellaneous Hardware, and Shop Repaired Program Parts or affects any other provision of this Agreement, the parties shall negotiate in good faith and enter into a Change Order in accordance with the provisions of Section 2.2 of this Part C. Nothing in this Section 2.5 of this Part C shall limit Seller's obligation under Section 16.

3. Independent Contractor. Contractor is and shall be deemed to be an independent contractor in respect to all Work covered by the Agreement, and any workers,

                                     PART C
                          GENERAL TERMS AND CONDITIONS

   employees or subcontractors used by it in connection with the Work are not and shall not be considered in any sense to be the employees or servants of Company. Contractor shall have control over the details and means for performing the Work, provided that Contractor is in compliance with the terms of this Agreement. Anything herein which may seem to give Company the right to direct Contractor, is and shall be deemed to reflect only Company's interest in the intended results of the Work.

4. Supervision. Contractor assumes the responsibility for providing supervision, satisfactory to Company, for the equipment, materials, and workmanship used in and the personnel engaged in the execution of the Work covered by the Agreement.

5.  Subcontracts.

    5.1. Contractor may perform itself, purchase or subcontract with an affiliate or a qualified third party with respect to any Work performed hereunder at the prices set forth in Exhibit Three for the applicable Facility, as adjusted in accordance with the applicable Annual Price List for such Facility. Any purchase from or subcontract with an affiliate shall be on terms and conditions no less favorable to the Company than could reasonably be obtained from unaffiliated third parties

    5.2. Contractor shall coordinate all subcontractor(s) activities at each Facility Site. Nothing contained in the Agreement documents shall create any contractual relationship between any subcontractor and Company or release or relieve Contractor from any of its obligations or liability under the Agreement.

    5.3. Contractor shall be as fully responsible for the acts and omissions of its subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed or used by it.

6.  Identification of Contractor's Personnel.

    6.1. Contractor's employees entering any Facility Site shall be properly identified as employees of Contractor and shall, while on the premises, conform to all safety and other rules of conduct in effect at such Facility. Contractor's personnel shall also promptly comply with any Company instructions for the prevention of accidents, fire hazards, and other unsafe or perilous practices.

    6.2. Company reserves the right to refuse admittance to its Facilities to any employee of Contractor for any reasonable cause; and such refusal shall not constitute cause for claim or damages.

7. Permits. Company shall obtain all licenses and permits, if any, required by the applicable governing authorities having jurisdiction with respect to the performance of the Work at a Facility.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

8.  Coordination of Operations and Activities.

        8.1 Contractor shall conduct its Work in such manner that it will not interfere with the continuing operation of Company's business. Where Work is to be performed that will interfere in any way with such continuing operation, Company shall be consulted, and before any such Work is undertaken, an agreement shall be reached as to the sequence to be followed.

        8.2 Company shall be responsible for coordinating work being done by Company or other contractors engaged by Company with the Work being done by Contractor hereunder at a Facility. In the event any action, activities or work being done by Company or its other contractors interferes with or delays the performance of Work at a Facility by Contractor, Contractor shall be entitled to equitable schedule relief for such Work and shall be reimbursed for any direct costs incurred as a result of such interference or delay. All modifications to the schedule and/or compensation for the Work shall be reflected in a supplemental Work Order or a Change Order, as applicable.

9. Order of Completion; Use of Completed Portions. Company shall have the right at any time to take possession of and use any completed or partially completed portion of the Work at any Facility to the extent that it does not create an unsafe work environment. Such taking possession and use shall not per se be deemed an acceptance of any part of the Work so taken. If such taking possession or use of a Facility increases the cost of or delays the Work for such Facility, Contractor shall be entitled to equitable extra compensation and/or extension of time, as the parties may agree, which shall be reflected in a supplemental Work Order or a Change Order, as applicable. Company and Contractor shall mutually agree as to whether Company or Contractor is liable for damages that may occur and the extent of Contractor's responsibility therefor, if any, when Company's operational needs dictate use of partially completed Work.

10. INSURANCE

        10.1. Contractor's Insurance. Without limiting Contractor's liability under this Agreement, Contractor shall maintain in full force and effect during the term of this Agreement for each Facility with insurance companies having a Best's Insurance Guide rating of "A-IX" or better (or otherwise satisfactory to Company and Lender), the insurance described below with respect to such Facility, with coverage at levels normal in the ordinary course of its business, but at levels no less than the minimums indicated, and shall provide to Company certificates evidencing such coverages.

        (a) Commercial general liability insurance, including bodily injury, property damage, products/completed operations, contractual, and personal injury

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                                     PART C
                          GENERAL TERMS AND CONDITIONS

            liability, with a combined single limit of $1,000,000 for each occurrence and in the annual aggregate;

        (b) Umbrella excess liability coverage providing excess general liability, automobile liability and employer's liability with a combined single limit of $25,000,000 for each occurrence and in the annual aggregate;

        (c) Workers' Compensation insurance with statutory limits, and Employers Liability insurance with limits of not less than $1,000,000 for each occurrence and in the annual aggregate; and

        (d) Business automobile liability insurance covering owned, non-owned and hired automobiles for a combined single limit of $1,000,000 for each occurrence and in the annual aggregate.

   Notwithstanding the foregoing, Contractor may self insure the Contractor's Workers Compensation insurance obligation.

      10.2. Policies. Contractor agrees to cause each liability policy to be endorsed to provide that it is primary to any insurance carried by Company, and Contractor agrees to cause the policies required under clauses (a), (b) and (d) above to name each of Company's Indemnitees as an additional insured and to include a waiver of subrogation against each of the additional insureds. All insurance policies shall be endorsed to provide that the Company be given thirty
(30) days' advance notice of cancellation or material change. No payments shall be due from Company to Contractor under this Agreement at any time when Contractor is not in full compliance with this Article 10.

      10.3 Company's Insurance

            10.3.1 Without limiting Company's liability under this Agreement, Company shall maintain in full force and effect from and after the effective date for the Facility in question, with insurance companies having a Best's Insurance Guide rating of "A-IX" or better (or otherwise satisfactory to Contractor), property insurance, including boiler and machinery coverage covering all real and personal property of Company on a 100% replacement cost basis, with coverage at levels normal in the ordinary course of its business and shall provide to Contractor certificates evidencing such coverages.

            10.3.2 Company agrees to cause such insurance policies to be endorsed to provide that it is primary to any insurance carried by Contractor, and agrees to cause such policy to name Contractor, its Affiliates (excluding Company), and its subcontractors of every tier identified in writing for this purpose to Company by Contractor as an additional insured. Contractor shall be given thirty (30) days' advance notice of cancellation or material change. Such policy shall include waivers of subrogation rights against each of the additional insureds. Contractor shall not be

                                     PART C
                          GENERAL TERMS AND CONDITIONS

obligated to perform work under this Agreement at any time when Company is not in full compliance with this Article 10.

11. INDEMNIFICATION.

      11.1 Contractor's Indemnity. To the fullest extent permitted by Law, Contractor shall defend, indemnify and hold harmless Company's Indemnitees from and against all loss, damage, expense and liability (including court costs and reasonable attorneys' fees) resulting from (i) injury to or death of persons, including employees of Contractor or the Indemnitees, and from damage to or loss of third party property, caused by or arising in whole or in part out of, but only to the extent of the negligent acts or omissions or acts of willful misconduct of Contractor (or its subcontractors, vendors, officers, employees or agents) in connection with the Services provided by Contractor under this Agreement, or (ii) injury to or death of persons, including employees of Contractor or the Indemnitees and from damage to or loss of third party property resulting from, but only to the extent of, the failure of the New Program Parts, Miscellaneous Hardware, or Shop Repairs provided by Contractor under this Agreement, to meet the Warranties specified in Exhibit Four. Contractor's indemnity obligation under this Section 11.1 with respect to a Facility shall not apply to any liabilities arising out of or relating to events or circumstances occurring more than one (1) year after the expiration or termination of this Agreement with respect to such Facility. In no event shall any provision in this Section 11.1 limit Company's rights under the rest of this Agreement.

      11.2 Company's Indemnity. To the fullest extent permitted by Law, Company shall defend, indemnify and hold harmless Contractor's Indemnitees from and against all loss, damage, expense and liability (including court costs and reasonable attorneys' fees) resulting from injury to or death of persons, including employees of Company or the Indemnitees, and from damage to or loss of third party property, caused by or arising in whole or in part out of, but only to the extent of the negligent acts or omissions or acts of willful misconduct of Company (or its contractors, vendors, officers, employees or agents, other than Contractor) in connection with the New Program Parts, Miscellaneous Hardware, Shop Repairs, Services, or other performance under this Agreement. Company's indemnity obligation under this Section 11.2 with respect to a Facility shall not apply to any liabilities arising out of or relating to events or circumstances occurring more than one (1) year after the expiration or termination of this Agreement with respect to such Facility.

      11.3 Employee Claims. In any and all claims against Company's Indemnitees by any employee of Contractor or any subcontractor or vendor of Contractor or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated in Section 11.1 of this Part C shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any such subcontractor or

                                     PART C
                          GENERAL TERMS AND CONDITIONS

vendor under any applicable workers' compensation Law, disability Laws, or other employee benefit Law.

      11.4  Intellectual Property Rights.

            11.4.1 Contractor Indemnity. Except as provided in Section 11.4.2 of this Part C, Contractor agrees to defend, indemnify and hold harmless Company from any claim of any third party that any New Program Parts or Miscellaneous Hardware furnished under this Agreement infringes any U.S. or Canadian patent or other U.S. or Canadian intellectual property rights of any type. If Company notifies Contractor reasonably promptly of the receipt of any such claim and gives Company reasonable information and assistance, Contractor shall, at its own expense and option, either (i) settle or defend the claim or any suit or proceeding and pay all damages and costs awarded in it against Company, (ii) procure for Company, or reimburse Company for procuring, the right to continue using the infringing New Program Parts or Miscellaneous Hardware, (iii) modify the infringing New Program Parts or Miscellaneous Hardware so that it becomes non-infringing, or (iv) replace the infringing New Program Parts or Miscellaneous Hardware with non-infringing New Program Parts or Miscellaneous Hardware. If in connection with any such claim the continued use of any New Program Parts or Miscellaneous Hardware for the purpose intended is forbidden by any court of competent jurisdiction, Seller shall at its option take one or more of the actions under preceding clauses (i), (ii), (iii), or (iv), provided that in no case shall Contractor take any such action which materially adversely affects Company's continued use and enjoyment of the New Program Parts or Miscellaneous Hardware without the prior written consent of Company.

            11.4.2 Company Indemnity. Notwithstanding the provisions of Section
11.4.1 of this Part C, the indemnification obligation of Contractor set forth therein shall not apply to New Program Parts or Miscellaneous Hardware which are:

            (i) supplied according to Company's specific design requirements, where such requirements cause Contractor to deviate from its normal practices and where Contractor has advised Company in writing of such deviation on or prior to the delivery of the Program Part;

            (ii) modified by Company or its contractors after delivery to Company hereunder, without the consent of Contractor, where such modification gives rise to a claim of infringement; or

            (iii) combined by Company or its contractors with items not furnished by Contractor hereunder, where such combination gives rise to a claim of infringement.

In any such case of infringement or alleged infringement arising from the circumstances described above, Company agrees to defend, indemnify and hold harmless Contractor, provided Contractor notifies Company reasonably promptly of the receipt of any such

                                     PART C
                          GENERAL TERMS AND CONDITIONS

claim and gives Company reasonable information and assistance in the defense thereof. The rights, obligations and remedies set forth in this Section 11.4 are the exclusive rights, obligations and remedies of the parties with respect to infringement of any patent, copyright, or other intellectual property right and fulfillment of such obligations shall constitute fulfillment of all liabilities of the parties whether arising in contract, tort, including negligence strict liability or otherwise, with respect to patent, copyright, intellectual or proprietary rights.

      11.5 Lien Indemnity. Contractor shall indemnify and hold harmless Company and defend Company from each and every lien filed in connection with the performance of the Services and supply of the New Program Parts, Miscellaneous Hardware and Shop Repairs, including all expenses and reasonable attorney's fees incurred in discharging such lien or similar encumbrance to the extent required payments have been made under this Agreement. If Contractor fails to immediately discharge any lien or similar encumbrance upon a Facility or Facility Site, any portion thereof or any New Program Parts, Miscellaneous Hardware, Shop Repairs or materials encompassed therein for which Contractor is responsible hereunder, Contractor shall satisfy or defend any such lien or similar encumbrance; provided, however, that Contractor shall have the right to submit a bond satisfactory to Company in the amount of any such lien or encumbrance if Contractor, despite its best efforts, has been unable to obtain discharge thereof; and provided further that Company shall not be required to accept any such bond in lieu of discharge at the end of the Term hereof. If Contractor does not promptly satisfy such lien or similar encumbrance (or, where permitted, fails to provide Company a bond in lieu thereof), Company shall have the right, at its option and after notice to Contractor, to post a bond or pay or settle such lien or similar encumbrance by bond or agreement, and Contractor shall within five (5) days of request of Company, reimburse Company for all costs incurred by Company in posting such bond or discharging such lien or similar encumbrance, including administrative costs, attorneys' fees and other expenses and/or pursue any other remedies.

       11.6 Notice of Claim. Contractor's Indemnitees and Company's Indemnitee (each an "Indemnitee") shall promptly after the receipt of notice of the commencement of any legal action or of any claims against such Indemnitee in respect of which indemnification may be sought pursuant to the foregoing provisions of this Article notify the indemnifying party (the "Indemnitor") in writing thereof, provided that the failure of an Indemnitee promptly to provide any such notice shall only reduce the liability of the Indemnitor by the amount of any damages attributable to the failure of the Indemnitee to give such notice in such manner. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall notify the Indemnitor thereof, the Indemnitor may, or if so requested by such Indemnitee shall, assume the defense thereof, and after notice from the Indemnitor to such Indemnitee of an election to assume the defense thereof will not be liable to such Indemnitee under this Article 11 for any legal fees and expenses subsequently incurred by such Indemnitee in connection with the defense thereof. No Indemnitee shall settle any indemnified claim over which the Indemnitor has not been afforded the opportunity to assume the defense without the

                                     PART C
                          GENERAL TERMS AND CONDITIONS

Indemnitor's approval, which approval shall not be unreasonably withheld. The Indemnitor shall control the settlement of all claims over which it has assumed the defense; provided, however, that the Indemnitor shall not conclude any settlement which requires any action or forbearance from action by an Indemnitee or any of its Affiliates, or any payment by an Indemnitee or any of its Affiliates, without the prior approval of the Indemnitee and such approval shall not be unreasonably withheld. The Indemnitee shall provide reasonable assistance to the Indemnitor when the Indemnitor so requests, at the Indemnitor's expense, in connection with such legal action or claim. In all cases, the Indemnitee shall have the right to participate in and be represented by counsel of its own choice and at its own expense in any such legal action or with respect to any claim.

      11.6 Term of Indemnities. Notwithstanding any other provision in this Agreement to the contrary, but subject to the specific limitations contained herein with respect to indemnification obligations, including the limitations contained in Sections 11.1 and 11.2, the indemnification obligations and rights set forth in this Article 11 with respect to a Facility shall survive the expiration or other termination of this Agreement with respect to such Facility, and Company's acceptance of Contractor's New Program Parts, Miscellaneous Hardware, Shop Repairs and Services shall not be construed to relieve Contractor of any obligation under this Article 11.

12. TERMINATION AND SUSPENSION

      12.1 Termination for Contractor's Inability to Perform If any proceeding is instituted against Contractor seeking to adjudicate Contractor as a bankrupt or insolvent, or if Contractor makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of the insolvency of Contractor, or if Contractor files a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts and, in the case of any such proceeding instituted against Contractor (but not by Contractor), if such proceeding is not dismissed within sixty (60) days of such filing, Company may without prejudice to any other right or remedy Company may have, terminate this Agreement as to any or all of the Facilities by written notice to Contractor.

      12.2 Termination for Contractor's Failure to Perform If Contractor is in material default of any provision of this Agreement with respect to a Facility, and fails to fully cure the same within thirty (30) days after receipt of written notice thereof from Company (or such longer period not to exceed ninety
(90) days as may be reasonably required to cure the same, provided Contractor has commenced cure of such default within thirty (30) days after receipt of such written notice and diligently pursues such cure to completion), Company may, without prejudice to any other right or remedy, terminate this Agreement as to the affected Facility by written notice to Contractor.

      12.3 Contractor's Right to Payment Upon Termination If Company elects to terminate this Agreement with respect to any Facility pursuant to Section 12.1 or 12.2 of

                                     PART C
                          GENERAL TERMS AND CONDITIONS

this Part C, Contractor shall not be entitled to retain or receive any amounts paid or payable hereunder with respect to such Facility except for

      (i) the amount equal to the Contract Price for any New Program Parts, Miscellaneous Hardware, Shop Repairs and Services for such Facility of which Company has taken possession or received after termination with respect to such Facility, and

      (ii) any payments with respect to such Facility that were made or were due prior to termination.

      12.4 Termination for Convenience Company may, at its sole option, terminate this Agreement as to any or all of the Facilities, at any time for Company's convenience, without cause (including upon the sale of a Facility), by providing thirty (30) days written notice to Contractor prior to termination. Upon such a termination:

      a. Contractor shall stop work on the applicable Facility or Facilities and place no further orders or lower tier subcontracts for such Facility or Facilities.

      b. If so directed by Company, Contractor shall assign to Company any and all orders or subcontracts outstanding hereunder with respect to such Facility or Facilities.

      c. Contractor shall protect property related to such Facility or Facilities in Contractor's possession in which Company has or may acquire an interest, and shall direct suppliers and subcontractors on orders or subcontracts outstanding to do the same.

      d. The Company, at its option, may acquire any and all parts that have been removed from the Combustion Turbine(s) for such Facility or Facilities, and are under repair or planned to be repaired or assessed for repair.

      e. Within one (1) month after receipt of such notice of termination, Contractor will submit to Company in writing its claim for reimbursement of costs resulting from the termination, which shall include without duplication:

            (i) The Contract Price of items of New Program Parts, Miscellaneous Hardware, and Shop Repairs and Services relating to the Facility or Facilities as to which this Agreement is being terminated pursuant to this Section 12.4 already provided to and accepted by Company;

            (ii) Reasonable expenses of demobilization, equipment storage, transportation, and handling including reasonable overhead and profit;

                                     PART C
                          GENERAL TERMS AND CONDITIONS

            (iii) Any actual direct cost, including reasonable overhead and profit, incurred by Contractor prior to termination and properly allowable under good commercial accounting practices for the terminated portion of the Agreement;

            (iv) Reasonable expenses actually incurred by Contractor and approved by Company in settling Contractor's terminated orders and subcontracts with respect to such Facility and the protection of property in which Company has or may have an interest. In no event shall the Contractor or its subcontractors or suppliers be entitled to reimbursement for any cost incurred subsequent to the effective date of termination with respect to such Facility except for those allowed herein; and

            (v) Cancellation charges with respect to each affected Facility in accordance with the following:

                  For terminations hereunder prior to the end of the third year after the effective date of this Agreement with respect to such Facility: $ 300,000 per Combustion Turbine.

                  For terminations thereafter with respect to such Facility:
                  $100,000 per Combustion Turbine.

      In no event shall Company be responsible for anticipatory profits or lost opportunity costs. Payments under this Section, together with all payments made under this Agreement prior to the termination, shall not exceed the Contract Price for the Work performed plus any additional amounts described in this
Article 12. Contractor shall transfer title to and deliver on Company's instructions any property related to any of the Facilities as to which this Agreement has been terminated (including contracts, books and records) in Contractor's possession or under its control, and the cost of such delivery will be paid by Company. Company may audit all components of any termination claim including any orders and contracts of any tier that Contractor has terminated.

      12.6 Termination by Contractor Subject to Section 2.2 of the Base Contract and Section 2.4 of Part B, if, with respect to any invoice delivered in accordance with Part B of this Agreement, Company neither makes payment thereon nor provides a notice of dispute relating thereto, in either case on the relevant Calculation Date, Contractor may at its option terminate this Agreement with respect to the Facility for which payment was not received by written notice to Company; provided that, no such termination notice shall be effective unless at least thirty (30) days prior to such notice Contractor shall have first notified Company in writing of Contractor's intention to so terminate this Agreement as to such Facility at the end of such thirty (30) day period if payment is not made. In addition, if any proceeding is instituted against Company seeking to adjudicate Company as a bankrupt or insolvent, or if Company makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of the insolvency of Company, or if

                                     PART C
                          GENERAL TERMS AND CONDITIONS

Company files a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts and, in the case of any such proceeding instituted against Company (but not by Company) if such proceeding is not dismissed within sixty
(60) days of such filing, Contractor may terminate this Agreement as to any or all of the Facilities by written notice to Company. Any termination under this Section shall be treated as if a termination for convenience by Company.

      12.7 Suspension. Company may direct Contractor to suspend performance of this Agreement with respect to a particular Facility at any time by Company's ten (10) day prior notice of suspension, setting out, if appropriate a description of the activities required in order to suspend performance in an orderly manner. Contractor shall suspend performance as so instructed, and shall resume the suspended performance as promptly as practical following Company's notice of resumption. In the event of suspension, Company shall reimburse Contractor for its actual direct out-of-pocket costs reasonably incurred plus reasonable overhead costs and profit incurred as a result of such suspension. If the aggregate period of any suspension exceeds 365 consecutive days, at the option of either party, the Agreement shall be deemed terminated with respect to such Facility for Company's convenience.

      12.8 Independent Defaults and Remedies. Notwithstanding anything herein to the contrary, a breach or default by Company or Contractor of any obligation hereunder relating to a particular Facility (i) shall only be a breach or default with respect to such Facility, (ii) shall only entitle the other party to exercise remedies under this Agreement with respect to such Facility, and
(iii) shall not affect the rights and obligations of Contractor or Company hereunder with respect to any other Facility.

13. Confidential Information. Company and Contractor agree to hold confidential and not to divulge or allow their respective employees, agents, or subcontractors to divulge to third party(ies), and not to use in any way with any person, without the other party's prior written consent, any and all technical information and/or proprietary business information revealed, directly or indirectly to either Party by either Party or any of its affiliated companies or resulting from Work done by Contractor for Company, except (a) Company can disclose such information to a Lender or the Lender's consultants, so long as such Lender and the Lender's consultants agree to keep such information confidential, (b) Company and Contractor may disclose such information to their respective consultants, advisors, accountants and counsel, and (c) Company and Contractor may disclose such information as required by Law or exchange rule, (d) to the extent that and when such information becomes publicly known or otherwise is or comes into the public domain other than through a wrongful act of Company or Contractor, as applicable, and (e) as Company and Contractor may agree from time to time. These obligations of confidentiality shall survive the termination of the Agreement with respect to any or all of the Facilities regardless of the cause or reason for termination.

14. Contractor's Equipment and Facilities.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

    14.1. All Contractor's equipment must be positively identified with Contractor's name by stamp or other suitable marking.

    14.2. Equipment, materials, tools and any other items not being used for the Work with respect to a Facility shall not be permitted at the applicable Facility Site.

    14.3. If any Company-owned tools and equipment are loaned to Contractor with respect to Work performed at a Facility, they must be returned to Company's tool room at the applicable Facility Site by the date specified by Company's personnel.

    14.4. Contractor shall not locate any permanent facilities on or within a Facility Site, except with the knowledge and written consent of Company. Such facilities include offices, fabrication areas, equipment parking, and maintenance locations. At Company's discretion, suitable space for a field office, material and equipment storage area, fabricating, etc., may be designated by Company at a Facility Site as required in connection with the Work with respect to such Facility. At the completion of such Work, Contractor will be required to remove these temporary facilities from such Facility Site and leave the impacted area in its original condition.

15. Contractor's Personnel. It shall be the Contractor's responsibility to ascertain that all Contractor's personnel are qualified in accordance with accepted industry standards.

16. Contractor's Compliance with Legal Requirements

    16.1. In the performance of the Services, Contractor shall comply, and shall require each of its subcontractors to comply, with the requirements of any and all applicable laws, regulations, permits, rules and orders of any governmental body having jurisdiction over the performance of this Agreement. Contractor further agrees to indemnify and hold Company harmless from and against any cost, expense, attorney's fee, citation, fine, penalty and liability of every kind and nature which might be imposed by reason of any asserted or established violation of any such laws, orders, rules, permits and/or regulations. To the extent that this Agreement covers services and/or supplies subject to the provisions of Executive Order No. 11246 dated September 24, 1965, as amended and supplemented, the provisions of Sec. 202, subparagraphs (1) through (7) of said Order are, with the rules, regulations and orders of the Secretary of Labor thereunder, made a part hereof as fully as if copied herein in full. Contractor hereby certifies that it will comply fully with Executive Order 11246 as amended by Executive Order 11375, and the rules and regulations issued thereunder.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

    1.6.2. Contractor shall perform the Work in compliance with all applicable rules, regulations, orders, standards and interpretations promulgated under the Occupational Safety and Health Act as in effect on the date of performance hereunder. If, during the performance of the work any administrative, executive or legislative changes arise regarding the Occupational Safety and Health Act, as amended, Contractor and Company shall mutually agree upon any changes required in the Work, and such changes shall be treated as Additional Work.

    16.3. Contractor will not discriminate against any employee or applicant for employment because of race, religion, color, sex or national origin; and it will take action to ensure that all applicants for employment and all employees during employment are treated without regard to their race, religion, color, sex, national origin, veteran status, handicap or minority business enterprise. Contractor will comply with all applicable laws and regulations relating to affirmative action, equal employment opportunities and non-discrimination. Upon request, Contractor will provide written certification of this compliance to Company.

    16.4. Contractor shall comply with all applicable federal and state wage and hour laws for all Work performed under this Agreement.

17. Materials. Items to be supplied by Company with respect to a Facility will be made available to Contractor at Company's normal storage locations for such Facility, unless otherwise specified. Company shall retain the right to stipulate in the applicable Work Order what items, if any, of the materials, supplies, tools, machinery, and equipment required to perform the Work are to be delivered to the job site by Contractor; provided, however, that if some of the items so stipulated are not provided for in the applicable Exhibit Three, they will be included only if Company and Contractor agree on the price and terms for providing such items. All materials, supplies, machinery, and equipment purchased by Contractor for a Facility that become a permanent part of the Work shall meet Company's specifications and/or standards. When Work is done on a reimbursable basis, Contractor shall furnish Company, when requested, copies of all purchase orders for such materials, supplies, machinery, and equipment, at the time the orders are placed.

18. Inspection.

    18.1.Inspections performed by Company or any omissions or failures on the part of Company to inspect, disapprove or reject any Work, materials, supplies, machinery or equipment shall not be construed in any way to relieve the Contractor of its responsibilities and liabilities under the terms or obligations stated in any and/or all documents that form the Agreement.

19. Cleaning-up.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

    19.1. During execution of the specified Work, Contractor shall keep the work site clear of debris and materials created by Contractor in performance of the Work so as not to interfere with normal operations at the Facility in question. Upon completion of the Work with respect to a Facility, Contractor shall clear the work site for such Facility of all debris, materials, and equipment and leave the work site "broom clean" and ready for Company usage. Final payment with respect to a Facility will not be made if the area is not clean and safe. Company shall dispose of debris.

    19.2. Contractor shall inform Company immediately if, during the course of the Work, Contractor produces or determines that it is handling any material which could be classified as hazardous waste pursuant to any federal, state or local environmental law or regulation. In the event Contractor is handling a hazardous waste, Contractor and Company shall consult on the proper handling and disposal of same.

20. Force Majeure. Neither party shall be liable for any delays or failures in performance hereunder (except performance of any payment obligation with respect to amounts which have become due and payable) due to fire, flood, earthquake, wind storm, riot, acts of God, acts of war or the public enemy, civil disturbance, strikes at facilities other than Contractor's, orders of any governmental authority, or other similar unforeseeable causes beyond the reasonable control and without the fault or negligence of the party incurring such delay (each a "Force Majeure"), provided that such party has diligently sought to mitigate the potential impact of any such delay. A party which anticipates claiming any delay in performance by reason of any such occurrence shall within three (3) business days after obtaining knowledge of such occurrence notify the other party in writing thereof. The time for performance of a party's obligations hereunder that has been delayed due to Force Majeure shall be extended as reasonably necessary; provided, however, that no time period hereunder that is extended by reason of such causes shall be extended for a period exceeding the time reasonably necessary to overcome the Force Majeure. No such causes shall be the basis for a request for additional compensation or for an increase of the Contract Price.

21. Audit.

    21.1.Contractor shall maintain, separately for each Facility, adequate books, payrolls, and records satisfactory to Company in connection with any Work performed hereunder with respect to such Facility and shall retain all such written materials for a period of not less than two (2) years after completion of Work for such Facility. Company and its duly authorized representative shall have the right to audit the same at any reasonable time or times, and to submit claims, if any, within two years after completion of the Work for such Facility.

22. Delivery; Transfer of Title

                                     PART C
                          GENERAL TERMS AND CONDITIONS

    22.1. Delivery of New Program Parts, Shop Repaired Program Parts or Miscellaneous Hardware. Delivery of each New Program Part, Shop Repaired Program Part or Miscellaneous Hardware supplied under this Agreement (referred to herein as "Delivery") shall be made by Contractor to Company when such New Program Part, Shop Repaired Program Part, Miscellaneous Hardware, or component thereof, arrives free on board the carrier (FOB) at the Facility Site or at the nearest accessible rail siding to the Facility Site. Title and risk of loss or damage to each such New Program Part, Shop Repaired Program Part, Miscellaneous Hardware, or component thereof, shall pass from Contractor to Company upon Delivery.

    22.2. Program Parts in Need of Repair. Program Part(s) sent to Contractor for Shop Repair or Program Part(s) and Miscellaneous Hardware being returned pursuant to the warranty provisions of this Agreement will be delivered by Company at its own cost and expense to Contractor's repair facility specified by the program manager. Title to such Program Part(s) or Miscellaneous Hardware will remain at all times with Company. Risk of loss or damage to such Program Part(s) or Miscellaneous Hardware will transfer to Contractor upon its arrival free on board the carrier (FOB) at the repair or manufacturing facility and will transfer back to Buyer when said Shop Repaired Program Part or Miscellaneous Hardware or component thereof is Delivered by Contractor pursuant to Section 2.1.

    22.3. No Liens. To the extent payments have been made as required under this Agreement, Contractor warrants good title to New Program Parts and Miscellaneous Hardware furnished hereunder and shall not permit or suffer to exist any lien or other encumbrance of any person claiming by, through or under Contractor, its subcontractors, vendors or an Affiliate thereof upon the New Program Parts, Miscellaneous Hardware or other property of Company. If any such lien or encumbrance is imposed, Contractor shall respond to such lien or encumbrance in accordance with
        Section 11.5 hereof.

23. Safety, Fire and Security.

    23.1. All Contractor's personnel while on the Company's premises shall adhere to the safety, fire, and security rules and procedures issued by Company and which are applicable to activities at the Work site. Any violation of these rules by the Contractor's personnel and/or the Contractor or its subcontractors may result in the immediate cancellation of the Agreement with respect to the applicable Facility and/or other action as deemed necessary by Company. Specific requirements and/or safety procedures may be stipulated in these documents when unusual safety precautions are necessary.

    23.2. It shall be the Contractor's responsibility to acquire a full and complete understanding of Company's Safety, Fire and Security Regulations for each

                                     PART C
                          GENERAL TERMS AND CONDITIONS

        Facility. Prior to starting the Work at a Facility, the Contractor and its designated representative, if any, shall obtain an explanation of the applicable regulations from the Company.

    23.3. Contractor shall hold a weekly tool box safety meeting, which shall include each and every one of its employees performing Work with respect to each Facility. The Contractor shall document such meeting with a brief description of topics discussed and a sign off sheet, which shall be signed by all attendees. This documentation shall be submitted to Company no later than the day following the meeting.

    23.4. Contractor or its employees or subcontractors who may operate any vehicle within the Company premises must be in possession of valid driver's licenses applicable to the type of vehicle being operated.

    23.5. Contractor shall inform Company of any potential safety hazards observed while performing the Work and shall notify Company promptly of any damage to equipment and all circumstances of any unusual nature that involve Company and that are related to the Work being performed in accordance with the Agreement.

    23.6. Contractor shall make immediate telephone notification to Company and shall submit to Company, within forty-eight (48) hours of occurrence, a written report on all accidents, including near-misses, in which Contractor's employees and/or equipment are involved.

    23.7. Company shall inform Contractor of known hazardous materials in Company's workplace to which Contractor's employees may be exposed while performing their jobs and any suggested appropriate protective measures.

    23.8. Contractor shall assure, above and beyond Company's responsibility regarding hazardous materials notification noted above, that Contractor's employees are kept informed of such notification given by Company.

24. Controlled Substances. The possession, use, manufacture, distribution, or transfer of any illegal drag or controlled substance is prohibited on Company premises and at any of the Facilities. Any employees, agents, or subcontractors of Contractor who violate this prohibition or who are at work at Company's premises under the influence of controlled substances are subject to immediate removal from Company's premises and such removal shall not constitute any cause for claim or damages.

25. Publicity Releases and Photographs. Contractor shall obtain Company approval prior to making publicity releases or announcements regarding Work or Contractor's dealings with Company.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

26. Governing Law. The Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

27. Communications Equipment. Operation of portable and other mobile communication equipment may not be permitted at certain Facilities, Contractor shall obtain prior written approval from Company before using portable and other mobile communication equipment at any Facility.

28. Severability; Failure to Act Not a Waiver.

    28.1. In the event any section or any part or portion of any section of this Agreement shall be held to be invalid, void or otherwise unenforceable, such holding shall not affect the remaining part or portions of that section, or any other section hereof.

    28.2. Company's failure to insist on performance of any term or condition or instruction, or to exercise any right or privilege included in this Agreement, shall not constitute a waiver of same and shall not thereafter waive any such term or condition or instruction and/or any right or privilege. Company's waiver of any breach of any term of this Agreement shall not constitute a waiver of any subsequent breach or breaches of such term or impair Company's right to avail itself of remedies under this Agreement or at law or equity.

29. Limitation On Liability.

    29.1. No Consequential Damages. In no event, whether as a result of breach of contract, warranty, tort (including negligence), strict liability, or otherwise, shall Contractor or Company be liable for loss of profit or revenues, loss of use of New Program Parts, Miscellaneous Hardware, Shop Repaired Program Parts and any associated equipment, cost of capital, cost of replacement power, downtime costs, claims of such party's customers, or for any other special, consequential, incidental, indirect or exemplary damages.

    29.2. Extent of Waivers. The waivers and disclaimers of liability, releases from liability, and limitations on liability expressed in this Article 29 shall survive termination or expiration of this Agreement, and shall apply, subject to the limitations and exclusions herein, whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, strict liability, or breach of contract of the party released or whose liabilities are limited, and shall extend to the partners, principals, shareholders, members, directors, officers, employees and agents of such party and its Affiliates.

    29.3. Limit of Liability. Notwithstanding any provision to the contrary, except for damages resulting from Contractor's willful misconduct, Contractor's overall liability under this Agreement with respect to each Facility, whether in contract,

                                     PART C
                          GENERAL TERMS AND CONDITIONS

        in tort (including negligence and strict liability) or otherwise, shall be limited to 50% of the Contract Price paid with respect to such Facility in the Calendar Year in which such claim or obligation arose, but excluding from such limitation any liability covered by insurance proceeds paid under the policies described in Section 10 of this Part C.

30. Dispute Resolution. In the event a dispute arises between Contractor and Company regarding the application or interpretation of any provision of this Agreement, the aggrieved party shall promptly notify the other party to this Agreement of the dispute within thirty (30) days after such dispute arises. If the parties shall have failed to resolve the dispute within sixty (60) days after receipt of such notice, each party shall appoint a representative who shall have full authority to negotiate a settlement. Should such representatives be unable to resolve the dispute to then mutual satisfaction after a good faith effort at resolution, either party may bring suit in the United States District Court in San Jose, California, or if such court does not have jurisdiction over such dispute or over any related dispute arising under any other Facility related agreement, in the California Superior Court in San Jose, California, which court shall have exclusive jurisdiction with respect to all disputes arising out of or relating to this Agreement. Pending the resolution of any dispute, protest or claim under this Section 30, Contractor shall proceed with the performance of its obligations under this Agreement, including the performance of any Change Order giving rise to a dispute.

31. Assignment and Delegation.

    31.1. Contractor may not assign, sell, transfer or otherwise dispose of its rights or obligations under this Agreement, nor (subject to Contractor's subcontracting rights) may Contractor delegate its duties under this Agreement, without the prior written consent of Company, which consent shall not be unreasonably withheld; provided, however, Contractor shall have the right to assign this Agreement to an Affiliate of Contractor that is directly or indirectly wholly-owned by the same company as Contractor and that succeeds to Contractor's business.

    31.2. Any unauthorized assignment or delegation shall be void and unenforceable.

    31.3. Company shall have the right to assign this Agreement to one or more Lender(s) without the consent of Contractor, and to any other financially qualified party, except parties who are in direct competition with Contractor for similarly based product lines, with Contractor's prior written consent, which consent shall not be unreasonably withheld. In connection with any assignment by Company to Lender, Contractor shall execute a consent to assignment and such other documents as Lender may reasonably request.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

    31.4. Company also shall have the right at any time, without consent of Contractor, to assign its rights and obligations under this Agreement to an Affiliate of Company that succeeds to Company's business. Upon such assignment and assumption in writing of Company's rights and obligations hereunder by such Affiliate, Company shall have no further liability or obligation under this Agreement, and all references to "Company" hereunder shall be deemed to include such Affiliate.

    31.5. Subject to the foregoing, this Agreement and terms and conditions hereof shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of Company and the Contractor.

32. Representations. Each Party represents to each other Party that: (a) such Party has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby; (b) the execution and delivery of this Agreement by such Party and the carrying out by such Party of the transactions contemplated hereby have been duly authorized by all requisite corporate, limited liability company or partnership action, and this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity; (c) no authorization, consent, approval or order of, notice to or registration, qualification, declaration or filing with, any governmental authority, is required for the execution, delivery and performance by such Party of this Agreement or the carrying out by such Party of the transactions contemplated hereby; and (d) none of the execution, delivery and performance by such Party of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, conflicts with or results in a breach or violation of (i) any applicable provisions of Law as in effect on the date hereof, (ii) such Party's charter documents, by-laws or partnership agreement as in effect on the date hereof, (iii) any order, writ, injunction judgment or decree of any court or governmental authority applicable to such party, or (iv) any loan agreement, indenture, mortgage, bond, note or material contract, agreement or instrument to which such Party is a party or by which it is bound.

33. Amendments. No change, amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless such change, amendment or modification shall be in writing and duly executed by all affected Parties hereto.

34. Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by all parties.

                                     PART C
                          GENERAL TERMS AND CONDITIONS

35. Consents and Approvals. Any provision of this Agreement that requires the consent or approval of Company shall only require the consent or approval of the owner of the Facility in question.

                                   END PART C
                          GENERAL TERMS AND CONDITIONS

                                     PART D
                                   DEFINITIONS

        "Additional Work" means Work authorized in writing by Company which may extend the scope of a Work Order beyond that originally intended or planned; such Work may involve additional engineering, drawings, specifications, materials, and/or labor in conjunction with the original project.

      "Affiliate" means, when used with reference to a specified corporation, partnership or limited liability company, any other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the partnership, corporation or limited liability company specified. For purposes of the foregoing, "control" and "under common control with" with respect to any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

      "Agreement" means this Master Maintenance Services Agreement.

      "Base Contract" means the portion of this Agreement signed by Contractor and Company to which Parts A through D and Exhibits One through Five are attached.

      "Calculation Date" has the meaning set forth in Section 2.2 of the Base Contract.

      "Calendar Year" means from January 1st, 0001 to December 31st, 2400.

      "CGC" means Calpine Generating Company, LLC, a Delaware limited liability company.

      "Change" has the meaning set forth in Section 2.1 of Part C.

      "Change Order" has the meaning set forth in Section 2.2 of Part C.

      "Combustion Turbine" means each of the combustion turbines for a particular Facility identified on Exhibit Five.

      "Company" means CGC and/or one or more Facility Owners, as specified or as the context requires.

      "Company's Indemnitees" means, collectively, the Company, the Lenders, and Affiliates of each of the foregoing (other than Contractor), along with each of their respective officers, directors, partners, members, agents, employees, successors and assigns.

                                     PART D
                                   DEFINITIONS

      "Contractor" means Calpine Operating Services Company, Inc.

      "Contract Price" has the meaning set forth in Section 2.1 of Part B.

      "Contractor"s Indemnitees" means Contractor, its Affiliates (other than the Company), along with its officers, directors, partners, members, agents, employees, successors and assigns.

      "CPI" means the Consumer Price Index for All Urban Consumers (CPIU), U.S. City Average, seasonally adjusted, as published by the United States Department of Labor, or, if such index is no longer published or the method of computation thereof has been modified to yield a materially different result, a substitute index acceptable to Company and Contractor.

      "Delayed Payment Rate" means a rate of Interest per annum equal to the "prime rate," as published from time to time in the Wall Street Journal plus 2%, or the maximum rate permitted by applicable Law, whichever is less.

      "Equivalent Hours" means" equivalent hours" or "equivalent base load hours" as calculated under Siemens service bulletin 36803 with respect to Siemens-supplied equipment and the same terms as calculated under General Electric Operating and Maintenance Consideration GER3620F.

      "Equivalent Starts" means "equivalent starts" under Siemens service bulletin 36803 with respect to Siemens-supplied equipment and the same term as calculated under General Electric Operating and Maintenance Consideration GER3620F.

      "Escalation Quotient" means, for any Calendar Year during the Term, the quotient of the CPI as of January 1 of such Calendar Year divided by the CPI as of January 1 of the Calendar Year in which this Agreement became effective for the Facility in question.

      "Excess Cash Flow" has the meaning given to such term in those certain First Priority Indenture, Second Priority Indenture and Third Priority Indenture, each dated as of March 23, 2004, by and among CGC, CalGen Finance Corp., certain subsidiaries of CGC and Wilmington Trust FSB with respect to certain fixed and floating rate notes issued by CGC and CalGen Finance Corp., in each case as specified therein as of the date hereof.

      "Facility" has the meaning set forth in Section 1.1 of the Base Contract.

      "Facility Owner" has the meaning set forth in the preamble to this Agreement.

      "Facility Site" means, as to any Facility, the Facility Site identified on Exhibit Five.

                                     PART D
                                   DEFINITIONS

      "GE" means General Electric Company.

      "Indemnitee" has the meaning set forth in Section 11.6 of Part C.

      "Indemnitor" has the meaning set forth in Section 11.6 of Part C.

      "Laws" means all applicable laws, statutes, rules, regulations, orders and ordinances or specified standards or objective criteria contained in any applicable license, permit or approval, or other legislative or administrative act, of the United States of America or any state, agency, department, authority, political subdivision or other instrumentality thereof, or a decree, judgment or order of a court, including but not limited to those governing wages, hours, employment discrimination and safety, laws regarding workers' compensation, disability laws and employee benefit laws except, for those relating to air and sound emissions of the applicable Facility, the Combustion Turbines, or any component thereof.

      "Lender" means the lender or other persons, including a trustee on behalf of bondholders or noteholders providing financing or other credit support, or any replacement therefor or successor thereto.

      "Master Operation and Maintenance Agreement" means that certain Master Operation and Maintenance Agreement dated March 23,2004 by and between Company and COSCI.

      "Miscellaneous Hardware" means miscellaneous hardware items such as pins, springs, studs, gaskets, tie wires, fasteners, screws, washers, nuts, and bolts required to secure, align, fasten and seal as part of rolling out and rolling in the Program Parts during a Scheduled Outage, which are supplied by Contractor under this Agreement.

      "New Program Parts" means the Program Part(s) that are listed in Exhibit Three, which are supplied by Contractor under this Agreement, when they are new and unused.

      "New Program Part(s) and Miscellaneous Hardware Warranty" has the meaning set forth in Section 2.1 of Exhibit Four.

      "Normal Wear and Tear" means the wear and tear incurred by the Program Parts as a result of the operation and maintenance of the Facility by the Company in accordance with the Section 5 of Exhibit Four, Warranty Conditions, and expressly excludes any downstream/consequential damage to the Program Parts caused by the failure of some other Program Part, item, piece, part or equipment.

      "Normal Carriage" means carriage by either highway transport (provided this does not necessitate use of specialized riggers trailers) or by rail transport on normal routing from the manufacturing/repair facility to the Facility Site.

                                     PART D
                                   DEFINITIONS

      "Other Outage" means any outage other than a Scheduled Outage or an Unscheduled Outage.

      "Overtime" means time worked beyond Contractor's regularly scheduled work hours.

      "Party" means CGC, each Facility Owner, Contractor and any other person or entity who becomes a party to this Agreement.

      "Plant Representative" for a Facility means the person designated as such by Company with respect to such Facility. The Plant Representative may be the plant manager for a Facility.

      "Program Manager" for a Facility means the person designated as such with respect to such Facility.

      "Program Part(s)" means the number and type of part(s) for each Combustion Turbine that are listed in Exhibit Three.

      "Scheduled Outage" means a planned outage coordinated in advance between Contractor and Company with a mutually agreed upon start time and date to perform the planned Scheduled Maintenance. A Scheduled Outage will commence when the Combustion Turbine breaker is opened and will end when the Contractor has released the Combustion Turbine for operation. If there is additional work, over and above the planned Scheduled Maintenance, the Scheduled Outage will end when the Contractor has completed the planned Scheduled Maintenance.

      "Secured Obligations" means the "Secured Obligations" as defined in that certain Security Agreement dated as of March 23, 2004 by and between CGC, the Facility Owners, as guarantors, and Wilmington Trust Company, as collateral trustee.

      "Secured Parties" means the "Secured Parties" as defined in that certain Security Agreement dated as of March 23, 2004 by and between CGC, the Facility Owners, as guarantors, and Wilmington Trust Company, as collateral trustee.

      "Services" means all of the services to be provided by Contractor hereunder, as described in Exhibit Two.

      "Services Warranty" has the meaning set forth in Section 3.1 of Exhibit Four.

      "Siemens" means Siemens Westinghouse Power Corporation.

      "Six-Month Excess Cash Flow" has the meaning given in Section 2.2 of the Base Contract.

                                     PART D
                                   DEFINITIONS

      "Shop Repair" means shop repair/refurbishment work performed by Contractor on Program Parts at Contractor's manufacturing/repair facility, the Company's service facility or a suitable facility selected by Company.

      "Shop Repair Warranty" has the meaning set forth in Section 4.1 of Exhibit Four.

      "Term" has the meaning set forth in Section 3.0 of the Base Contract.

      "Unscheduled Outage" means any outage other than a Scheduled Outage which is caused by a Combustion Turbine being out of service due as a direct result of
(ii) New Program Parts and Miscellaneous Hardware supplied by Contractor under this Agreement not conforming with the Warranty, (iii) New Program Parts supplied by Contractor under this Agreement requiring early replacement, (iv) Services provided by Contractor under this Agreement not conforming with the Services Warranty, and (v) Shop Repairs provided by Contractor under this Agreement not conforming with the Shop Repair Warranty.

      "Warranty" means each of the New Program Parts and Miscellaneous Hardware Warranty, the Services Warranty and the Shop Repair Warranty.

      "Work" has the meaning given in the recitals to this Agreement.

      "Work Order" means a written directive and agreement entered into by Company and Contractor pursuant to the Agreement that describes the Work to be done by the Contractor for a given project or time and setting for the pricing for such Work and such other matters as the Parties may agree.

                                   EXHIBIT ONE
                                   WORK ORDER

                         MAINTENANCE SERVICES AGREEMENT

WORK ORDER

SELLER:                                 DATE:
CONTRACT NAME                           Maintenance Service Agreement Between
_____and________
CONTRACT NO: WO-AA-001
ATTENTION:                                                            COST CODE:

      Except as otherwise expressly provided herein, Contractor hereby agrees to perform the work described below in accordance with all of the terms and conditions of the Agreement referenced above. Contractor's invoices must show charges for this work separately, identified by both the Contract Work Order Number and Contract Number. The (increased/decreased) Pricing below will be by the full and complete compensation for complete performance of the work included under this Work Order.

ITEM                    QTY.                 DESCRIPTION OF WORK                   PRICING
------                ------                --------------------                   --------

1                     1 Lot
2                     1 Lot
3                     1 Lot
4                     1 Lot
5                     1 Lot

                                      Following the signature approvals as are     Total of this Work Order
                                      noted hereinbelow, no further claim for      NTE $ 0,000,000
                                      price and/or time will be allowed against
                                      this Work Order.

Performance on this work must begin on_____and be completed no later than______.

- This Contract W. O. serves to release work for which payment has already been made or arranged under the Agreement. No additional charges shall be applicable.

- This Contract W. O. serves to release work covered by a Warranty under the Agreement. No additional charges shall be applicable.

- This Order provides for new or changed work to the Base Scope of Work of the Agreement and is priced as shown above.

- This Work Order allows Contractor to perform Work under this Agreement until such time as a determination can be made to classify the Work as Warranty Work or a change to a Work Order: Pricing changes, if any, shall be as agreed upon by Company and Contractor at a later date.

- This Work Order is not related to the Maintenance Service Contract

[CONTRACTOR]                        [COMPANY]

BY: ____________________________               BY: _____________________________

Title: _________________________               Title: __________________________

Date: __________________________               Date: ___________________________

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

1.0   SCOPE DOCUMENTS

      1.1 Scope Documents. This Services Description applies to each Facility and consists of this service description itself and the following addenda which are specifically made a part hereof by reference:

                ATTACHMENT 1  -   Work Scope of Scheduled Outages
                ATTACHMENT 2  -   Division of Responsibilities

2.0   CONTRACTOR'S OBLIGATIONS

      2.1 New Program Part(s) and Shop Repairs. Contractor shall provide the New Program Part(s) and Shop Repairs as provided on Exhibit Three relating to such Facility or as otherwise specified in a Work Order. Actual parts life and the degree of Shop Repair or refurbishment associated with any Program Part(s) shall be determined by Contractor.

      2.2 Scheduled Outages. Contractor shall provide the labor, supervision and technical field assistance to complete its services specified in Attachment 1 hereto relating to such Facility, as specified in a Work Order. Contractor is generally responsible for those responsibilities listed in Attachment 2 with an "X" in the Contractor column, but such division is not intended to limit Contractor's responsibilities hereunder. Such Services can be performed on a 2-12-7 crew-schedule (2-12 hour crew-shifts/day, 7 days/week).

      2.3 Combustion Turbine Maintenance Program Management. Contractor shall provide the services of an experienced maintenance program engineer to manage the Combustion Turbine maintenance program for each Facility throughout the Term of this Agreement. Company shall have the right to approve Contractor's proposed maintenance engineer, such approval to not be unreasonably withheld. The maintenance engineer shall attend and participate in reviews at the Facility Site at least three times per Period and track the status of all of the Program Part(s).

      2.4 Miscellaneous Hardware. Contractor shall provide the Miscellaneous Hardware as specified per a Work Order required to secure, align, fasten and seal as part of rolling out and rolling in the Program Parts during the applicable Scheduled Outage.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      2.5 All Program Parts and Services. All New Program Parts, Miscellaneous Hardware, Shop Repairs and Services provided hereunder will comply with Contractor's standards which meet the intent of the applicable industry codes.

      2.6 Scheduled Outage Expendable Items. The Contractor will provide the expendable items it uses during the Scheduled Outages such as rags, dyes and penetrants.

      2.7 Hazardous Materials. The Contractor will provide the Company with Material Safety Data Sheets, (MSDS) for all materials the Contractor will bring on site 30 days prior to their arrival to site. If Company objects to any of the proposed materials and a reasonable commercial alternative material is available, both the Company and Contractor will agree on the acceptable alternative.

      2.8 OEM Warranties. The Contractor will undertake its Work hereunder in a manner that does not violate or invalidate any warranties benefitting Company with respect to the Facility at which Contractor is performing such Work.

3.0   COMPANY'S OBLIGATIONS

      3.1 Storage. Company will store and maintain parts, tools provided by the equipment manufacturer and bolting kits as provided by Contractor at each Facility in accordance with Contractor's written instructions.

      3.2 Outage Schedule. Company will communicate to Contractor the Scheduled Outage plan for each Facility, not less than once each Calendar Year, and any subsequent revisions of that plan.

      3.3 Consumables. Company will provide for each Facility consumables that it and Contractor uses during the Scheduled Outages of such Facility as such as filters, lubricants, grease, and oils.

      3.4 Scheduled Outages. Company will provide indoor work space for the outage manager, outage engineer and combustion turbine technicians. Additionally, Company will provide the resources listed in Attachment 2 with an "X" in the Company column.

      3.5 Hazardous Waste. Company will arrange for the disposal of hazardous wastes generated at each Faculty Site during the Term.

4.0   JOINT OBLIGATIONS

      4.1 Scope of Work. Company and Contractor will jointly review the scope of work for each Unscheduled Outage for each Facility and establish the work to be performed by Contractor with respect to such Facility.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      4.2 Deviations from Scope. Either party shall inform the other of any unexpected findings or any deviations from the Work Order relating to a Scheduled Outage, and Contractor and Company shall jointly modify the scope of that Scheduled Outage accordingly.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

                                  ATTACHMENT 1

                         WORKSCOPES OF SCHEDULED OUTAGES

                              Combustor Inspection
INLET SECTION

DISASSEMBLY

      1     Remove access cover on inlet manifold.

INSPECTION

1    Visually inspect compressor inlet for damage and oil leaks.

2    Clean inlet scroll and IGV airfoils.

3    Visually inspect the inlet guide vanes and row # 1 compressor blades.

4    Measure the row #1 compressor blade radial clearances.

5    Measure thrust and running position of the compressor/turbine spindle.

 ASSEMBLY

      1     Install the inlet manifold access cover.


 COMPRESSOR COMBUSTOR TURBINE SECTION

 DISASSEMBLY

      1 Perform Lock out Tag out on fire suppression, steam, and gas piping into compartment.

      2     Remove roof panels as necessary.

      3     Remove the combustor access manway covers.

      4 Remove dilution air piping, fuel nozzles and other piping as necessary to gain access to components.

      5     Remove the combustor components.

 INSPECTION

      1     Visually inspect the combustor components for damage.

      2     Perform visual inspection of the rotor cooling air pipes in place.

      3 Perform visual inspection of the row #1 turbine vane segments and row #1 turbine blades in place.

      4     Dye Penetrant inspect "C" stage Rings.

 ASSEMBLY

      1 Install and align replacement transitions and document as installed clearances.

      2     Install replacement combustor baskets, crossflame tubes, and Top
            Hats.

      3     Install replacement fuel nozzles.

      4     Install fuel nozzle piping,

      5     Install manway doors

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      6     Install roof panels.

      7     Remove Lock Out/Tag Out


EXHAUST SECTION

INSPECTION                            -

      1 Perform visual inspection of the turbine exhaust including the strut shields.

      2 Visually inspect the row #4 turbine blades and measure the radial clearances.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

                             Hot Gas Path Inspection

Inlet Section

DISASSEMBLY

      1     Remove access cover on inlet manifold.

INSPECTION

      1     Visually inspect compressor inlet for damage and oil leaks.

      2     Clean inlet scroll and IGV airfoils.

      3     Visually inspect the inlet guide vanes and row #1 compressor blades.

      4     Verify IGV angles.

      5     Measure the row #1 compressor blade radial clearances.

      6 Measure thrust and running position of the compressor/turbine spindle.

ASSEMBLY

      1     Install the inlet manifold access cover.

COMPRESSOR COMBUSTOR TURBINE SECTION

DISASSEMBLY

            1. Perform Lock Out/ Tag Out on fire suppression, gas, electrical, and steam sources.

            2.    Remove combustor manways.

            3. Remove cooling, gas, and steam piping as necessary to remove combustion components and turbine cylinder.

            4. Unbolt and remove fuel nozzles, top hats, baskets, and transition pieces.

            5.    Unbolt and remove turbine cylinder.

            6. Unbolt and remove the row 1, 2, 3, and 4 blades rings/ interstage seals.

            7.    Measure the turbine axial and radial clearances.

            8.    Remove the lower half row 1, 2, 3, and 4 blade rings.

            9.    Remove row 1, 2, and 3 turbine blades.

INSPECTION

      1     Visually inspect the combustor components for damage.

      2     Perform visual inspection of the rotor cooling air pipes in place.

      3     Visually inspect the turbine blade ring assemblies for damage.*

      4     Clean and visually inspect the turbine discs.

      5     Clean and visually inspect the turbine cylinder and piping.

      6     Visually inspect all blades, vanes, and ring segments for damage.

      7 Record removed serial numbered turbine components for location and serial number.

      8     Dye Penetrant "C" stage rings.

* THE REMOVED BLADE RING ASSEMBLIES TO BE REFURBISHED AFTER UNIT IS AVAILABLE FOR SERVICE.

 ASSEMBLY

      1 Assemble blade rings with replacement ring segment, vanes, and interstage seals.

      2     Install replacement turbine blades rows 1, 2, & 3.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      3     Install and align row 1, 2, 3, and 4 blade rings interstage seals

      4     Measure and record the axial and radial clearances during build.

      5     Install and bolt the turbine cylinder cover and associated piping.

      6     Install, align, and document clearances of replacement transitions.

      7 Install replacement combustor baskets, crossflame tubes, and top hats.

      8     Install replacement fuel nozzle

      9     Install all piping removed from the unit during the inspection.

      10    Install roof panel

      11    Remove Lock Out/ Tag Out.

EXHAUST SECTION

INSPECTION

      1 Perform visual inspection of the turbine exhaust including the strut shields.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

                              Major C.T. Inspection

INLET SECTION

DISASSEMBLY

      1 Perform Lock Out/ Tag Out on fire suppression, gas, steam, and electrical sources.

      2 Measure thrust bearing axial clearances before any cases are removed.

      3     Remove upper half inlet manifold and inlet casing.

      4 Measure the inlet end journal bearing clearances and remove the bearing.

      5     Measure air and oil seal clearances and remove seals.

INSPECTION

      1 Clean and visually inspect inlet manifold, inlet casing, and inlet guide vanes.

      2     Perform ultrasonic inspection of journal bearing babbitt.

      3     Perform ultrasonic inspection of thrust bearing babbitt.

      4     Perform visual and dimensional inspection of the oil and air seals.

 ASSEMBLY

      1     Install air and oil seals and measure clearances.

      2     Install journal bearing and measure clearances.

      3     Assemble thrust bearing and measure clearance.

      4     Install and bolt upper half inlet casing and inlet manifold.

 COMPRESSOR SECTION

 DISASSEMBLY

      1     Remove compressor bleed piping.

      2     Remove upper half compressor and compressor/combustor cover.

      3     Remove compressor blade rings.

      4     Measure compressor axial and radial clearances.

      5     Remove compressor diaphragms.

 INSPECTION

      1     Clean and visually inspect compressor cylinder.

 ASSEMBLY

      1     Install replacement compressor diaphragms.

      2     Install compressor blade rings.

      3     Measure compressor axial and radial clearances.

      4 Install and bolt compressor cylinder and compressor/combustor cylinder cover.

COMPRESSOR COMBUSTOR TURBINE SECTION

DISASSEMBLY

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      1     Remove combustor manways.

      2     Remove the combustor components.

      3 Remove dilution air piping, fuel nozzles, and other piping as necessary to gain access to components.

      4     Remove the turbine cylinder.

      5 Unbolt and remove the upper half rows 1, 2, 3, & 4 blade rings & interstage seals.

      6     Measure the turbine axial and radial clearances during disassembly.

      7     Remove the lower half rows 1, 2, 3, and 4 blade rings.

INSPECTION

      1     Visually inspect the combustor components for damage.

      2     Visually inspect compressor diaphragms for damage.

      3     Visually inspect the turbine blade ring assemblies for damage.*

      4     Clean and visually inspect the turbine discs.

      5     Clean and visually inspect the turbine cylinder and piping.

      6     NDT and visually inspect "C" stage rings.

 * THE REMOVED BLADE RING ASSEMBLIES TO BE REFURBISHED AFTER UNIT IS AVAILABLE FOR SERVICE.

ASSEMBLY

      1     Install replacement lower half blade ring assemblies.

      2 Install lower half blade rings and measure the axial and radial clearances.

      3     Install and bolt the upper half interstage seals.

      4     Install and bolt the upper half blade rings rows 1, 2, 3, & 4.

      5     Align the blade rings to the rotor.

      6     Install and bolt the turbine cylinder cover and associated piping.

      7 Install and align replacement transitions and document measured clearances.

      8 Install replacement combustor baskets, crossflame tubes, and top hats.

      9     Install replacement fuel nozzles.

      10    Install manway covers.

INSTALL ALL PIPING REMOVED FROM THE UNIT DURING THE INSPECTION.

TORQUE TUBE SEAL HOUSING

DISASSEMBLY

      1     Remove rotor cooling air piping.

      2     Remove the upper half torque tube seal housing.

      3     Measure the torque tube seal clearances.

      4     Remove the torque tube seals.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

INSPECTION

      1     Clean and visually inspect the torque tube seals.

      2     Visually inspect the static seal segments.

      3     Clean and visually inspect the torque tube seal housing.

      4     Visually inspect rotor cooling air piping.

ASSEMBLY

      1     Install the torque tube seals and measure clearances.

      2     Install and bolt the upper half torque tube seal housing.

      3     Install rotor cooling air piping.

EXHAUST SECTION

DISASSEMBLY

      1     Remove the exhaust cylinder cover.

      2 Measure the exhaust end journal bearing clearances and remove the bearing.

      3     Measure the air and oil seal clearances and remove the seals.

 INSPECTION

      1 Clean and visually inspect the exhaust cylinder including the struts and strut shields.

      2     Perform ultrasonic inspection of journal bearing babbitt.

      3     Perform visual and dimensional inspection of the oil and air seals.

 ASSEMBLY

      1     Install air and oil seals and measure clearances.

      2     Install the journal bearing and measure the clearances.

      3     Install and bolt the exhaust cylinder cover.

ROTOR

DISASSEMBLY

      1     Unbolt turbine/generator coupling and measure alignment.

      2     Rig and remove the rotor.

      3     Remove the turbine blades.

INSPECTION

      1     Clean and NDE the turbine discs.

      2 Clean and inspect the compressor blades in place per the applicable Service Bulletin.

      3 Clean and dimensionally inspect the bearing journals and thrust collar.

      4     Clean and inspect the coupling.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

ASSEMBLY

      1     Install replacement turbine blades rows 1, 2, 3, & 4.

      2     Rig and install rotor.

      3     Measure coupling alignment and bolt coupling.

      4 Inspect rotor per current Contractor's inspection criteria. This to include, but not limited to:

                  a     Minor blending of compressor blades (as necessary).

                  b. Rotor run-outs (if required by Contractor or prudent industry practice).

                  c. Check bolt stretch (if required by Contractor or prudent industry practice).

                  d. Burnish and inspect journals where Bently/Nevada Vibration Probes are located.

                  e. Coat compressor with Sermatech DP-5380 or approved equivalent if necessary (Note: Any additional critical path outage days resulting from performing this coating related work shall not be considered downtime for the purposes of Contractor's downtime guarantee.)

HYDROGEN COOLED CT GENERATOR INSPECTION

DISASSEMBLY

      1     Purge generator (assist customer).

      2     Remove lagging.

      3     Remove exciter and starting package.

      4     Remove generator outer oil seals.

      5     Remove top half of generator bearing brackets.

      6     Remove gland seal brackets.

      7     Remove blower blades and shroud.

      8     Remove generator bearings.

      9     Lower bottom half of bearing bracket (exciter end).

     10     Remove generator rotor.

 INSPECTION

      1 Inspect generator rotor and stator (visual and electrical tests by GS).

      2     Inspect generator bearings (ultra sound).

      3     Visual and dimensional inspection of seals.

      4     Inspect exciter (visual and electrical tests by GS).

      5     Visually inspect coolers.

 ASSEMBLY

      1     Install generator rotor.

      2     Install lower half generator bearing bracket (exciter end).

      3     Install generator bearings.

      4     Install blower blades and shroud.

      5     Install gland seal brackets.

      6     Install top halves generator bearing brackets.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

      7     Install generator outer oil seals.

      8     Install exciter and starting package.

      9     Perform alignment checks.

      10    Perform maintenance oil flush/circulation.

      11    Perform air test.

      12    Purge generator (assist customer).

      13    Install lagging.

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

                                  ATTACHMENT 2

                          DIVISION OF RESPONSIBILITIES

The following listing specifies key resources necessary to performance of the proposed scope of work and assigns responsibility for their supply, either to Contractor or Company.

                                                                                       Contractor      Company
                                                                                       ----------      -------
Review the scope of work, scheduling, and planning with Owners                              X             X
representative.

Provide Field Engineers and Specialists as required by the scope of work.                   X

Provide qualified labor and perform the work with good safety and                           X
housekeeping practices.

Provide tools for workforce including transportation.                                       X

Expendable materials.                                                                       X

Clerical support/administrative support.                                                    X

Final field report.                                                                         X

Electrical power including: (120/480 VAC single phase and 480 VAC three phase up                          X
to 100 amps), service water, oxygen, acetylene gas, and lubricants as necessary.

Dustblast equipment, material and services (as required).                                   X

NDE equipment, material and services (as required).                                         X

Additional compressed air.                                                                  X

Removal and replacement of insulation.                                                                    X

Additional change trailers, additional chemical toilets.                                    X

Telephone service, potable water.                                                                         X

Cribbing for disassembled parts/scaffolding.                                                X

Cable slings, lifting devices and associated special tooling supplied                                     X

                                   EXHIBIT TWO
                              SERVICES DESCRIPTION

with the original equipment order.

                                                                                       Contractor      Company
                                                                                       ----------      -------
Operated crane (as required.)                                                               X

Electrician for disconnections and connections.                                             X

Trash containers and disposal service.                                                      X

Fire protection equipment/first aid facilities                                              X

All asbestos removal and disposal                                                           X

Disposal of Hazardous Waste                                                                 X

Forklifts                                                                                                 X

I&C Technicians                                                                                           X

Painting                                                                                                  X

                                 EXHIBIT THREE
                         PART _ PRICING (____ FACILITY)

                                  EXHIBIT THREE
                                PRICING SCHEDULE
                        PART_(_________________ FACILITY)

     501F

UNIT PRICES

                      REPAIR INTERVALS
       REPAIRS         HOURS  STARTS
       -------         -----  ------
Baskets                 8000    400    $
Nozzles                 8000    800    $
Transitions             8000    400    $
Transition Seals        8000    400    $
Blade 1                24000    800    $
Blade 2                24000    800    $
Blade 3                24000    800    $
Blade 4                48000   1600    $
Vane 1                 24000    800    $
Vane 2                 24000    800    $
Vane 3                 24000    800    $
Vane 4                 24000    800    $
Compressor Blades      48000   1600    $
Compressor Diaphragms  48000   1600    $
Ring 1                 24000    800    $
Ring 2                 24000    800    $
Ring 3                 48000   1600    $
Ring 4                 48000   1600    $

                                 EXHIBIT THREE
                                     PRICING
                           PART _(__________FACILITY)

                      PURCHASE INTERVALS
      PURCHASE          HOURS   STARTS
      --------          -----   ------
Baskets                48000     1600    $
Nozzles                96000     3200    $
Transitions            32000     1200    $
Transition Seals       24000      800    S
Blade 1                48000     1600    $
Blade 2                72000     2400    S
Blade 3                72000     2400    $
Blade 4                96000     3200    $
Vane 1                 48000     2400    $
Vane 2                 72000     1600    $
Vane 3                 96000     1600    $
Vane 4                 96000     3200    $
Compressor Blades      96000     3200    $
Compressor Diaphragms  96000     3200    $
Ring l                 48000     1600    $
Ring 2                 48000     1600    $
Ring 3                 72000     2400    $
Ring 4                 96000     3200    $

OUTAGE LABOR
------------
Combustor                                        $
Hot Gas Path                                     $
Major                                            $

MISC HARDWARE
-------------
Combustor                                       $
Hot Gas Path                                    $
Major                                           $

TECHNICAL FIELD ADVISOR
-----------------------
Combustor                                       $
Hot Gas Path                                    $
Major                                           $

INITIAL MISC HARDWARE
---------------------
                                                 $

PROGRAM MANAGEMENT FEE (PROGRAM ENGINEER)
-----------------------------------------
                                                 $

                                       EXHIBIT THREE
                                     PRICING
                           PART __ (_________FACILITY)

COST PLUS

     1.   Labor Related Costs and Profits

               a. All third party labor related costs and profits shall be reimbursed at actual cost plus a mark-up, for all overhead expense of Contractor thereon, of [___]%. All labor costs for Contractor's own personnel shall be billed at Contractor's standard billing rates therefor.

     2.   Material Costs and Mark-Up

               a. All material pricing shall be per the Unit Price Exhibit. In the event an item is not covered in the Unit Price Exhibit them the actual costs to Contractor for materials supplied by Contractor for incorporation into the permanent facility (excluding consumables, expendables) shall be at actual invoiced cost to Contractor (exclusive of taxes) delivered to jobsite, plus a mark-up, for all overhead expense of Contractor thereon, of [__]%.

     3.   Equipment Costs

               a. All costs to Contractor for Contractor-Owned equipment and all profit and overhead expense of Contractor thereon, shall be agreed to at a later date and attached and incorporated herein.

               b. All costs of Contractor for equipment rented from third parties shall be approved by Company's Plant Manager prior to rental and shall be at actual invoiced cost to Contractor plus a mark-up, for all overhead expense of Contractor thereon, of [_____]%

     4.   Subcontracts

               a. All subcontracts for performance of the Work for which Company has non-objected to price and terms by Company in advance shall be at actual cost to Contractor for such subcontracts plus a mark-up, for all overhead expense of Contractor thereon of [_____]%

                                  EXHIBIT THREE
                                PRICING SCHEDULE
                             PART 1 (ZION FACILITY)

        7FA

UNIT PRICES

                  REPAIR INTERVALS
   REPAIRS         HOURS  STARTS
   -------         -----  ------
FUEL NOZZLE ASMBY 12000    450     $   46,000
COMBUSTION LINERS 12000    450     $  178,000
TRANSITION PIECES 12000    450     $  210,000
FUEL NOZZLE TIPS  12000    450     $   92,000
BUCKETS: STAGE 1  24000    900     $1,192,000
BUCKETS: STAGE 2  24000    900     $  409,000
BUCKETS: STAGE 3  24000    900     $  389,000
NOZZLES: STAGE 1  24000    900     $  375,000
NOZZLES: STAGE 2  24000    900     $  307,000
NOZZLES: STAGE 3  24000    900     $  137,000
SHROUDS: STAGE 1  24000    900     $  313,000
SHROUDS: STAGE 2  24000    900     $   75,000
SHROUDS: STAGE 3  24000    900     $   98,000

                                 EXHIBIT THREE
                                    PRICING
                             PART 1 (ZION FACILITY)

                  PURCHASE INTERVALS
   PURCHASE         HOURS   STARTS
   --------         -----   ------
FUEL NOZZLE ASMBY   36000     2250   $  474,000
COMBUSTION LINERS   24000     2250   $1,287,000
TRANSITION PIECES   36000     2250   $1,405,000
FUEL NOZZLE TIPS    36000     1350   $  840,000
BUCKETS: STAGE 1    48000     1800   $3,534,000
BUCKETS: STAGE 2    24000     1800   $2,174,000
BUCKETS: STAGE 3    72000     2700   $2,475,000
NOZZLES: STAGE 1    48000     1800   $1,762,000
NOZZLES: STAGE 2    48000     1800   $1,694,000
NOZZLES: STAGE 3    72000     2700   $1,610,000
SHROUDS: STAGE 1    48000     1800   $  793,000
SHROUDS: STAGE 2    48000     1800   $  537,000
SHROUDS: STAGE 3    72000     2700   $  457,000

OUTAGE LABOR
------------
Combustor                                           $170,000
Hot Gas Path                                        $362,000
Major                                               $742,000

MISC HARDWARE
-------------
Combustor                                            $ 47,000
Hot Gas Path                                         $113,000
Major                                                $179,000

TECHNICAL FIELD ADVISOR
-----------------------
Combustor                                            $16,000
Hot Gas Path                                         $30,000
Major                                                $49,000

INITIAL MISC HARDWARE
---------------------
                                                     $47,000

PROGRAM MANAGEMENT FEE (PROGRAM ENGINEER)
-----------------------------------------
                                                     $62,000

                                  EXHIBIT THREE
                                     PRICING
                             PART 1 (ZION FACILITY)

COST PLUS

   1. Labor Related Costs and Profits

         a. All third party labor related costs and profits shall be reimbursed at actual payroll cost plus a mark-up, for all overhead expense of Contractor thereon, of 15%. All labor costs for Contractor's own personnel shall be billed at Contractor's standard billing rates therefor.

   2. Material Costs and Mark-Up

         a. All material pricing shall be per the Unit Price Exhibit. In the event an item is not covered in the Unit Price Exhibit them the actual costs to Contractor for materials supplied by Contractor for incorporation into the permanent facility (excluding consumables, expendables) shall be at actual invoiced cost to Contractor (exclusive of taxes) delivered to jobsite, plus a mark-up, for all overhead expense of Contractor thereon, of 15%.

   3. Equipment Costs

         a. All costs to Contractor for Contractor-Owned equipment and all profit and overhead expense of Contractor thereon, shall be agreed to at a later date and attached and incorporated herein.

         b. All costs of Contractor for equipment rented from third parties shall be approved by Company's Plant Manager prior to rental and shall be at actual invoiced cost to Contractor plus a mark-up, for all overhead expense of Contractor thereon, of 15%

   4. Subcontracts

         a. All subcontracts for performance of the Work for which Company has non-objected to price and terms by Company in advance shall be at actual cost to Contractor for such subcontracts plus a mark-up, for all overhead expense of Contractor thereon of 15%

                                  EXHIBIT FOUR
                                    WARRANTY

1 The Warranties as set forth in this Exhibit are applicable to the Contractor and to all Contractor vendors and subcontractors with respect to each Facility as to which this Agreement is effective. Contractor will require the vendors and subcontractors to warrant their products and services to the Company. Upon the expiration of Contractor's Warranties hereunder with respect to a Facility, Contractor will assign all warranties from subcontractors and vendors with respect to such Facility to Company.

2     New Program Parts and Miscellaneous Hardware Warranty and Exclusive
      Remedy.

         2.1 Contractor warrants that the New Program Parts and Miscellaneous Hardware provided to Company hereunder, including any New Program Part or Miscellaneous Hardware repaired or replaced by Contractor under this New Program Parts and Miscellaneous Hardware Warranty, will be new (except in the case of a repaired part) and free of defects in workmanship and materials until the earliest of

      (a) one (1) year from the date of installation of the original New Program Part or Miscellaneous Hardware into the Combustion Turbine,

      (b) 8,000 Equivalent Hours after installation of the original New Program Part or Miscellaneous Hardware,

      (c) 400 Equivalent Starts after installation of the original New Program Part or Miscellaneous Hardware, or

      (d) four (4) years from the date of delivery of the original New Program Part or Miscellaneous Hardware; except that the warranties on all New Program Parts and Miscellaneous Hardware shall expire no later than one year after the conclusion of the Term of the Agreement (this Section 2.1 is referred to as the "New Program Parts and Miscellaneous Hardware Warranty").

                                  EXHIBIT FOUR
                                    WARRANTY

         2.2 If during the New Program Parts and Miscellaneous Hardware Warranty period, Contractor is promptly notified in writing that a New Program Part or Miscellaneous Hardware fails to conform to the New Program Parts and Miscellaneous Hardware Warranty, Contractor will at its expense and as Company's exclusive remedy for the breach of the New Program Parts and Miscellaneous Hardware Warranty, correct such failure by, at Contractor's option, repair or replacement. Contractor's warranty is limited to the actual repair or replacement of the part. The cost of removing and replacing the part is to the Company's account.

3     Services Warranty and Exclusive Remedy.

         3.1 Contractor warrants for each item of Services provided hereunder that

      (a) the engineering services of its personnel will be competent and consistent with prudent engineering practices,

      (b) the technical information, reports, analyses and recommendations transmitted by Contractor in connection therewith will be competent and consistent with prudent engineering practices,

      (c) the Services will comply in all material respects with applicable Laws for a period of one (1) year from the date of completion of that item of Services, and

      (d) the Services will be free from defects in workmanship for a period of one (1) year from the date of completion of that item of Services (this
      Section 3.1 is referred to as the "Services Warranty").

         3.2 If during the Services Warranty period Contractor is promptly notified in writing that any portion of the Services fails to conform to the Services Warranty, Contractor will, at its expense and as Company's exclusive remedy for the breach of the Services Warranty, promptly reperform such nonconforming portion of the Services.

4     Shop Repair Warranty and Exclusive Remedy.

         4.1 Contractor warrants that the Shop Repair work performed by Contractor on Program Parts, including any materials supplied by Contractor in connection therewith, will be free of defects in workmanship and materials until the earliest of

      (a) one (1) year from the date of installation of the original Shop Repaired Program Part into the Combustion Turbine,

                                  EXHIBIT FOUR
                                    WARRANTY

      (b) 400 Equivalent Starts after installation of the original Shop Repaired Program Part into the Combustion Turbine, or

      (c) four (4) years from the date of delivery of the original Shop Repaired Program Part; except that the warranties on all Shop Repaired Program Parts shall expire no later than one year after the conclusion of the Term of the Agreement (this Section 4.1 is referred to as the "Shop Repair Warranty").

         4.2 If during the Shop Repair Warranty period Contractor is promptly notified in writing that a Shop Repaired Program Part fails to conform to the Shop Repair Warranty, Contractor will, at its expense and as Company's exclusive remedy for the breach of the Shop Repair Warranty, correct such nonconformity by repair or replacement of the defective portion of the Shop Repaired Program Part.

5 Warranty Conditions. The warranties and remedies set forth in this Exhibit 4 and the obligations and remedies set forth in Section 3.2 of Part A are conditioned upon:

      5.1 Company's receipt, handling, storage and maintenance during any storage, operation and maintenance, including tasks incident thereto, of the Program Parts, Miscellaneous Hardware, or the Equipment, shall be in all material respects in accordance with the terms of the Combustion Turbine instruction manuals and operating criteria provided to Company by the manufacturer prior to the commencement of the last performance test for such Combustion Turbine and in general accordance with independent power industry practices.

      5.2 The Combustion Turbines shall have been operated using pipeline quality natural gas with the composition consistent with the fuel and water specifications provided by the manufacturer of such Combustion Turbines.

      5.3 Any accidental damage to the Combustion Turbines shall be repaired consistent with Contractor's reasonable recommendations, and

      5.4   Company, without cost to Contractor:

         5.4.1 providing working access to the non-conforming New Program Parts, Miscellaneous Hardware, Shop Repaired Program Parts or Services including disassembly and reassembly of the Combustion Turbine; provided that the Company shall not remove the bolts from the Combustion Turbine Casing,

         5.4.2 providing reasonable access to plant and operating and maintenance data, and

                                  EXHIBIT FOUR
                                    WARRANTY

         5.4.3 making its Site facilities and Site operations personnel available to assist Contractor in the performance of its warranty obligations, to the extent they are reasonably available, and

6 Exclusivity of Warranties and Remedies. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE WARRANTIES SET FORTH IN THIS EXHIBIT FOUR ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). WITHOUT LIMITING THE FOREGOING, CONTRACTOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF OPERATIONAL AVAILABILITY OF ANY FACILITY. Except for termination rights set forth in Section 12 of Part C of the Agreement and the rights to indemnification set forth in Section 11 of Part C, the remedies set forth in this Exhibit Four shall constitute Contractor's sole liability and Company's exclusive remedies for failure of Contractor to meet its warranty obligations hereunder whether claims of the Company are based in contract, in tort (including negligence and strict liability), or otherwise.

7 Performance of Warranty Work Subject to Section 29.1 of Part C, Contractor acknowledges that the failure of any of the Program Parts, Miscellaneous Hardware, or Shop Repaired Program Parts to operate and perform properly and in accordance with the warranties and specifications provided in this Agreement could result in disruption of the Facility and substantial revenue loss to Company. Unless otherwise specified, Contractor and Company agree to perform all warranty work hereunder as expeditiously as is reasonably possible and in a manner which minimizes Facility disruption and revenue loss. Contractor shall perform all warranty work, at a minimum, on a 2-12-7 crew-schedule (2-12 hour crew-shifts/day, 7 days/week), Monday through Sunday, unless otherwise approved by Company.

8     Inspection.

   8.1 All New Program Parts, Miscellaneous Hardware and Shop Repairs furnished by Contractor and Services performed by Contractor shall be properly inspected by Contractor at its expense, and shall at all times also be subject to quality surveillance or quality audit and inspection by Company, who shall be afforded reasonable access to the shops, factories or other places of business of Contractor and its vendors and suppliers for such quality surveillance or audit and inspection, so long as such access is prearranged with Contractor and does not unreasonably interfere with the performance of work at such locations and is subject to Contractor's requirements at such locations with

                                  EXHIBIT FOUR
                                    WARRANTY

         respect to health, safety, security and confidentiality. Contractor shall provide safe and adequate facilities, drawings, documents and samples as required, and shall provide assistance and cooperation to allow Company to perform such examination as may be necessary to determine compliance with the requirements of this Agreement.

   8.2 Notwithstanding the foregoing, Company is not obligated to make any such inspection or examination. No inspection or examination of all or any part of the New Program Parts, Miscellaneous Hardware, Shop Repairs or Services nor the failure to inspect or examine the same nor acceptance thereof nor the expression of any approval by Company nor payment therefor shall be deemed to relieve Contractor from any of its obligations under this Agreement, including among others, the obligation to provide New Program Parts, Miscellaneous Hardware, Shop Repairs and Services satisfying the warranties set forth herein.

                                  EXHIBIT FIVE
                                  FACILITY DATA

BAYTOWN ENERGY CENTER FACILITY

      Address:        8605 FM 1405
                      Baytown, Texas 77520
                      (281)303-4200

      The Baytown facility is a nominal 742 MW natural gas-fired combined cycle generating facility with an estimated peak capacity of 830 MW. The facility consists of three Siemens combustion turbines and three Nooter Eriksen heat recovery steam generators which supply steam to a single Toshiba steam turbine. The facility supplies power and steam to Bayer Corporation.

CARVILLE ENERGY CENTER FACILITY

      Address:        4322 LA Highway 30
                      Saint Gabriel, Louisiana 70776
                      (225) 642-8993

      The Carville facility is a nominal 455 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 531 MW. The facility consists of two General Electric combustion turbines and two Alstom heat recovery steam generators which supply steam to a single Alstom steam turbine. The facility supplies steam to Cos-Mar Corporation.

 CHANNEL ENERGY CENTER FACILITY

      Address:        12000 Lawndale Street, LCR Gate 5
                      Pasadena,  Texas 77017
                      (713)456-1300

      The Channel facility is a nominal 527 MW natural gas-fired combined cycle generating facility. The facility consists of two Siemens combustion turbines and two Nooter Eriksen heat recovery steam generators which supply steam to a single Toshiba steam turbine. The facility supplies power and steam to Lyondell-CITGO Refining, L.P.

                                  EXHIBIT FIVE
                                  FACILITY DATA

COLUMBIA ENERGY CENTER FACILITY

      Address:        100 Calpine Way
                      Gaston, South Carolina 29053
                      (803)739-4940

      The Columbia facility is a nominal 464 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 641 MW. The facility consists of two General Electric combustion turbines and two Nooter Eriksen heat recovery steam generators which supply steam to a single Toshiba steam turbine. The facility supplies steam to Eastman Chemical Company.

CORPUS CHRISTI ENERGY CENTER FACILITY

      Address:        3852  Buddy Lawrence Drive
                      Corpus Christi, Texas 78407
                      (361)696-7700

      The Corpus Christi facility is a nominal 414 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 537 MW. The facility consists of two General Electric combustion turbines and two Alstom heat recovery steam generators which supply steam to a single Alstom steam turbine. The facility supplies power and steam to CITGO Refining and Chemicals, L.P., Elementis Chrominum, L.P. and Flint Hills Resources, L.P.

DECATUR ENERGY CENTER FACILITY

     Address:         2024 Highway 20 West
                      Decatur, Alabama 35601
                      (256) 301-6500

      The Decatur facility is a nominal 692 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 838 MW. The facility consists of three Siemens combustion turbines and three Nooter Eriksen heat recovery steam generators which supply steam to a single Toshiba steam turbine. The facility supplies steam to Solutia Inc.

DELTA ENERGY CENTER FACILITY

      Address:        1200 Darcy Lane
                      Pittsburg, California 94565
                      (925)756-0789

      The Delta facility is a nominal 799 MW natural gas-fired combined cycle generating facility with an estimated peak capacity of 882 MW. The facility consists of

                                  EXHIBIT FIVE
                                  FACILITY DATA

three Siemens combustion turbines and three Deltak heat recovery steam generators which supply steam to a single Toshiba steam turbine.

FREESTONE ENERGY CENTER FACILITY

      Address:        1366 FM 488
                      Fairfield, Texas 75840
                      (903)389-1400

      The Freestone facility is a nominal 1,022 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 1,022 MW. The facility consists of four General Electric combustion turbines and four Nooter Eriksen heat recovery steam generators which supply steam to two General Electric steam turbines.

GOLDENDALE ENERGY CENTER FACILITY

      Address:        600 Industrial Park Way
                      Goldendale, Washington 98620
                      (509)773-0380

      The Goldendale facility will be a nominal 237 MW natural gas-fired combined cycle power generating facility with an estimated peak capacity of 271 MW. The facility will consist of a single General Electric combustion turbine and a Hitachi heat recoversy steam generator which supplies steam to a single Hitachi steam turbine.

LOS MEDANOS ENERGY CENTER FACILITY

      Address:        750 East Third Street
                      Pittsburg, California 94565
                      (925)473-2180

      The Los Medanos facility is a nominal 497 MW natural gas-fired combined cycle generating facility with an estimated peak capacity of 566 MW. The facility consists of two General Electric combustion turbines and two Nooter Eriksen heat recovery steam generators which supply steam to a single General Electric steam turbine. The facility supplies power and steam to USS-POSCO Industries and may supply power to Dow Chemical Company.

MORGAN ENERGY CENTER FACILITY

      Address:        1410 Red Hat Road
                      Decatur, Alabama 35601
                      (256)308-3300

      The Morgan facility is a nominal 722 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 852 MW. The facility consists of three Siemens combustion turbines and three Nooter Eriksen heat recovery steam

                                  EXHIBIT FIVE
                                  FACILITY DATA

generators which supply steam to two Toshiba steam turbines. The facility supplies steam to BP Amoco Chemical Company.

ONETA ENERGY CENTER FACILITY

      Address:        25142 East 105th Street South
                      Broken Arrow, Oklahoma 74014
                      (918)486-1800

      The Oneta facility is a nominal 994 MW natural gas-fired combined cycle generating facility with an approximate peak capacity of 994 MW. The facility consists of four General Electric combustion turbines and four Nooter Eriksen heat recovery steam generators which supply steam to two Toshiba steam turbines.

PASTORIA ENERGY CENTER FACILITY

      Address:        39789 Edmonston Pumping Plant Road
                      Lebec, California 93243
                      (661) 654-8000

     The Pastoria facility will be a nominal 759 MW natural gas-fired combined cycle generating facility with an estimated peak capacity of 769 MW. The facility is being constructed in two phases. Phase 1 consists of a single General Electric combustion turbine and a Nooter Eriksen heat recovery steam generator which supplies a single General Electric steam turbine. Phase 2 consists of two General Electric combustion turbines and two Nooter Eriksen heat recovery steam generators which supply a single General Electric steam turbine.

 ZION ENERGY CENTER FACILITY

      Address:        5701 Ninth Street
                      Zion, Illinois 60099
                      (847)731-6250

      The Zion facility is a nominal 513 MW simple cycle peaking facility with an estimated peak capacity of 513 MW. The facility consists of three General Electric combustion turbines The facility generally runs on natural gas, but is capable of running on oil.